EXECUTION VERSION
Published CUSIP Number: 55302QAA9
Revolver CUSIP Number: 55302QAB7

$300,000,000
CREDIT AGREEMENT
dated as of February 14, 2020,
by and among
MGP INGREDIENTS, INC.,
as Borrower,
the Lenders referred to herein,
as Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
Swingline Lender and Issuing Lender,
and
WELLS FARGO SECURITIES, LLC and SUNTRUST ROBINSON HUMPHREY, INC.,
as Joint Lead Arrangers and Joint Bookrunners

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ARTICLE I DEFINITIONS 1
SECTION 1.1 Definitions 1
SECTION 1.2 Other Definitions and Provisions 29
SECTION 1.3 Accounting Terms; Accounting for Derivatives; Changes in GAAP 30
SECTION 1.4 UCC Terms 30
SECTION 1.5 Rounding; Rates 31
SECTION 1.6 References to Agreement and Laws 31
SECTION 1.7 Times of Day 31
SECTION 1.8 Letter of Credit Amounts 31
SECTION 1.9 Adjustments for Material Acquisitions and Material Dispositions 31
SECTION 1.10  Divisions 31
ARTICLE II REVOLVING CREDIT FACILITY 32
SECTION 2.1 Revolving Credit Loans 32
SECTION 2.2 Swingline Loans 32
SECTION 2.3 Procedure for Borrowings of Revolving Credit Loans and Swingline Loans 33
SECTION 2.4 Repayment and Prepayment of Revolving Credit and Swingline Loans 34
SECTION 2.5 Permanent Reduction of the Commitments 35
SECTION 2.6 Termination of Revolving Credit Facility 35
SECTION 2.7 Increases in Commitments 35
ARTICLE III LETTER OF CREDIT FACILITY 37
SECTION 3.1 L/C Commitment 37
SECTION 3.2 Procedure for Issuance of Letters of Credit 37
SECTION 3.3 Commissions and Other Charges 38
SECTION 3.4 L/C Participations 38
SECTION 3.5 Reimbursement Obligation of the Borrower 39
SECTION 3.6 Obligations Absolute 40
SECTION 3.7 Effect of Letter of Credit Application 40
ARTICLE IV GENERAL LOAN PROVISIONS 40
SECTION 4.1 Interest 40
SECTION 4.2 Notice and Manner of Conversion or Continuation of Loans 42
SECTION 4.3 Fees 42
SECTION 4.4 Manner of Payment 43

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SECTION 4.5 Evidence of Indebtedness 43
SECTION 4.6 Sharing of Payments by Lenders 44
SECTION 4.7 Administrative Agent’s Clawback 44
SECTION 4.8 Changed Circumstances 45
SECTION 4.9 Indemnity 47
SECTION 4.10 Increased Costs 47
SECTION 4.11 Taxes 49
SECTION 4.12 Mitigation Obligations; Replacement of Lenders 52
SECTION 4.13 Cash Collateral 53
SECTION 4.14 Defaulting Lenders 54
ARTICLE V CONDITIONS OF EXTENSIONS OF CREDIT 56
SECTION 5.1 Conditions to Initial Extensions of Credit 56
SECTION 5.2 Conditions to All Extensions of Credit 58
ARTICLE VI REPRESENTATIONS AND WARRANTIES 59
SECTION 6.1 Legal Status 59
SECTION 6.2 Organizational Power; Authorization; Enforceability 59
SECTION 6.3 Governmental Approvals; No Conflicts 59
SECTION 6.4 Litigation 60
SECTION 6.5 Correctness of Financial Statements; Absence of Material Adverse Change 60
SECTION 6.6 Taxes 60
SECTION 6.7 No Subordination 60
SECTION 6.8 Permits, Franchises 60
SECTION 6.9 ERISA 61
SECTION 6.10 Compliance with Laws and Agreements 61
SECTION 6.11 Environmental Matters 61
SECTION 6.12 Collateral 61
SECTION 6.13 Employee Relations 62
SECTION 6.14 Disclosure 62
SECTION 6.15 Properties 62
SECTION 6.16 Insurance 62
SECTION 6.17 Use of Proceeds 62
SECTION 6.18 Subsidiaries 62
SECTION 6.19 Investment Company Act, Etc 63

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SECTION 6.20 Solvency 63
SECTION 6.21 Burdensome Provisions 63
SECTION 6.22 Material Contracts 63
SECTION 6.23 Intellectual Property Matters 63
SECTION 6.24 Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions 63
ARTICLE VII AFFIRMATIVE COVENANTS 64
SECTION 7.1 Punctual Payments 64
SECTION 7.2 Accounting Records 64
SECTION 7.3 Financial Statements 64
SECTION 7.4 Compliance 66
SECTION 7.5 Insurance 66
SECTION 7.6 Facilities 66
SECTION 7.7 Taxes and Other Liabilities 66
SECTION 7.8 Notice to the Administrative Agent 66
SECTION 7.9 Additional Subsidiaries 67
SECTION 7.10 Information Regarding Collateral 68
SECTION 7.11 Further Assurances 68
SECTION 7.12 Deposit Accounts and Collections 69
SECTION 7.13 Visits and Inspections 69
SECTION 7.14 Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation; Anti-Money Laundering Laws and Sanctions 69
ARTICLE VIII NEGATIVE COVENANTS 70
SECTION 8.1 Financial Covenants 70
SECTION 8.2 Indebtedness 70
SECTION 8.3 Liens 73
SECTION 8.4 Merger, Consolidation, Etc 74
SECTION 8.5 Transfer of Assets 75
SECTION 8.6 Loans, Advances, Investments 76
SECTION 8.7 Restricted Payments 77
SECTION 8.8 Transactions with Affiliates 77
SECTION 8.9 Burdensome Agreements 78
SECTION 8.10 Amendment of Certain Agreements 78
SECTION 8.11 Use of Funds; Anti-Corruption 79

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SECTION 8.12 Accounting Changes; Fiscal Year 79
SECTION 8.13 Sale-Leasebacks 79
SECTION 8.14 Restrictions Pertaining to Certain Debt 79
ARTICLE IX DEFAULT AND REMEDIES 79
SECTION 9.1 Events of Default 79
SECTION 9.2 Remedies 81
SECTION 9.3 Rights and Remedies Cumulative; Non-Waiver; etc 82
SECTION 9.4 Crediting of Payments and Proceeds 83
SECTION 9.5 Administrative Agent May File Proofs of Claim 83
SECTION 9.6 Credit Bidding 84
ARTICLE X THE ADMINISTRATIVE AGENT 84
SECTION 10.1 Appointment and Authority 85
SECTION 10.2 Rights as a Lender 85
SECTION 10.3 Exculpatory Provisions 85
SECTION 10.4 Reliance by the Administrative Agent 86
SECTION 10.5 Delegation of Duties 87
SECTION 10.6 Resignation of Administrative Agent 87
SECTION 10.7 Non-Reliance on Administrative Agent and Other Lenders 88
SECTION 10.8 No Other Duties, etc 88
SECTION 10.9 Collateral and Guaranty Matters 88
SECTION 10.10 Secured Hedge Agreements and Secured Cash Management Agreements 89
ARTICLE XI MISCELLANEOUS 89
SECTION 11.1 Notices 89
SECTION 11.2 Amendments, Waivers and Consents 92
SECTION 11.3 Expenses; Indemnity 93
SECTION 11.4 Right of Setoff 95
SECTION 11.5 Governing Law; Jurisdiction, Etc 96
SECTION 11.6 Waiver of Jury Trial 96
SECTION 11.7 Reversal of Payments 97
SECTION 11.8 Injunctive Relief 97
SECTION 11.9 Successors and Assigns; Participations 97
SECTION 11.10 Treatment of Certain Information; Confidentiality 100
SECTION 11.11 Performance of Duties 101

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SECTION 11.12 All Powers Coupled with Interest 101
SECTION 11.13 Survival 102
SECTION 11.14 Titles and Captions 102
SECTION 11.15 Severability of Provisions 102
SECTION 11.16 Counterparts; Integration; Effectiveness; Electronic Execution 102
SECTION 11.17 Term of Agreement 103
SECTION 11.18 USA PATRIOT Act; Anti-Money Laundering Laws 103
SECTION 11.19 Independent Effect of Covenants 103
SECTION 11.20 Inconsistencies with Other Documents 103
SECTION 11.21 Keepwell 103
SECTION 11.22 Acknowledgement and Consent to Bail-In of EEA Financial Institutions 103
SECTION 11.23 Certain ERISA Matters 104
SECTION 11.24 Acknowledgement Regarding Any Supported QFCs 105

EXHIBITS
Form of:
Exhibit A	-	Note
Exhibit B	-	Notice of Borrowing
Exhibit C	-	Notice of Account Designation
Exhibit D	-	Notice of Prepayment
Exhibit E	-	Notice of Conversion/Continuation
Exhibit F	-	Compliance Certificate
Exhibit G	-	Assignment and Assumption
Exhibit H-1-4	-	U.S. Tax Compliance Certificates

SCHEDULES
Schedule 2.1	-	Commitments and Commitment Percentages
Schedule 6.11	-	Environmental Matters
Schedule 6.12	-	Real Property
Schedule 6.13	-	Employee Relations
Schedule 6.18	-	Subsidiaries
Schedule 6.22	-	Material Contracts
Schedule 8.2	-	Existing Indebtedness
Schedule 8.3	-	Existing Liens
Schedule 8.6	-	Existing Investments

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CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of February 14, 2020, by and among MGP INGREDIENTS, INC., a Kansas corporation (the “Borrower”), the lenders who are party to this Agreement and the lenders who may become a party to this Agreement pursuant to the terms hereof, as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent, Issuing Lender and Swingline Lender.
STATEMENT OF PURPOSE

The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS

SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:
“Acquisition” means (a) the acquisition of a Controlling Equity Interest in another Person, whether by purchase of such Equity Interest, the exercise of an option or warrant for, or conversion of securities into, such Equity Interest, or otherwise, in each case causing any Person to become a Subsidiary, (b) the acquisition of assets of another Person (other than a Person that is a Subsidiary) which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person, or (c) a merger or consolidation or any other combination with another Person (other than pursuant to Section 8.4(a) or (b)) provided that the Borrower or a Person that is a Subsidiary (after giving effect to such merger, consolidation or other combination) is the surviving entity.
“Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 10.6.
“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 11.1(c).
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all the Lenders. The initial amount of the Aggregate Commitments is $300,000,000.
“Agreement” means this Credit Agreement.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices
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Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.
“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.
“Applicable Margin” means the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio set forth in the Compliance Certificate most recently delivered pursuant to Section 7.3(c).

		Applicable Margin
Tier	Consolidated Leverage Ratio	LIBOR Rate Loans	Base Rate Loans	Commitment Fee
I	Less than 2.00 to 1.00	1.000%	0.000%	0.150%
II	Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	1.250%	0.250%	0.175%
III	Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	1.500%	0.500%	0.200%
IV	Greater than or equal to 3.00 to 1.00, but less than 3.50 to 1.00	1.750%	0.750%	0.225%
V	Greater than or equal to 3.50 to 1.00	2.000%	1.000%	0.250%
Any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Leverage Ratio after the Closing Date shall become effective as of the first Business Day following the date a Compliance Certificate is delivered pursuant to Section 7.3(c); provided that (i) if a Compliance Certificate is not delivered when due in accordance with such Section, then Tier V shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day following the date such Compliance Certificate is delivered, and (ii) if the Borrower does not appropriately complete the schedules attached to the Compliance Certificate (including, without limitation, indicating the appropriate Tier upon which the Applicable Margin shall be determined) indicating that the Borrower is entitled to the benefit of a lower pricing Tier, then the Administrative Agent shall not be required to institute any decrease in the Applicable Margin until the first Business Day after the date on which the Administrative Agent receives notice from the Borrower indicating such lower pricing Tier should apply, together with any appropriate supporting information required by the Administrative Agent. Notwithstanding the foregoing, the Applicable Margin in effect from the Closing Date until the first Business Day following the required date of delivery (or, if earlier, the actual date of delivery) of a Compliance Certificate for the fiscal quarter ending March 31, 2020 shall be based on Tier I.
Notwithstanding the foregoing, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 7.3(a), (b) or (c) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) the Aggregate Commitments are in effect, or (iii) any Extension of Credit is outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such

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Applicable Period, then (A) the Borrower shall promptly (and in any event within 5 Business Days after such inaccuracy is shown) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Consolidated Leverage Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (C) the Borrower shall retroactively be obligated to promptly (and in any event within 2 Business Days after such inaccuracy is shown) pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 4.4. Nothing in this paragraph shall limit the rights of the Administrative Agent, the Issuing Lender or any Lender with respect to Sections 4.1(c) and 9.2 nor any of their other rights under this Agreement or any other Loan Document. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all Obligations hereunder.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means, collectively, (a) Wells Fargo Securities, LLC and (b) SunTrust Robinson Humphrey, Inc., each in its capacity as a joint lead arranger and joint bookrunner.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.9), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means 11 U.S.C. §§ 101 et seq.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) except during any period of time during which a notice delivered to the Borrower under Section 4.8 shall remain in effect, LIBOR for an Interest Period of one month plus 1.00%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR.
“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-

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denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; and
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:
(a)a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;
(b)a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

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(c)a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Section 4.8(c) and (b) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 4.8(c).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 CFR § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning assigned thereto in Section 7.3.
“Borrowing” means a Revolving Credit Borrowing or a Swingline Borrowing, as the context may require.
“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.
“Capital Lease Obligations” of any Person means, subject to Section 1.3(b), all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital or finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

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“Cash Collateralize” means, to pledge and deposit with, or deliver to, the Administrative Agent, for the benefit of one or more of the Issuing Lender, the Swingline Lender or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations or Swingline Loans, cash or deposit account balances or, if the Administrative Agent, the Swingline Lender and the Issuing Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent, the Swingline Lender and the Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables and purchasing cards), electronic funds transfer and other cash management arrangements (including any Treasury Management Agreement).
“Cash Management Bank” means any Person that, (a) at the time it (or its Affiliate) becomes a Lender on the Closing Date, is party to a Cash Management Agreement with a Loan Party, or (b) at the time it enters into a Cash Management Agreement with a Loan Party, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, in each case in its capacity as a party to such Cash Management Agreement.
“Change of Control” means an event or series of events by which:
(a) (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Investors becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than forty percent (40%) of the Equity Interests of the Borrower entitled to vote in the election of members of the board of directors (or equivalent governing body) of the Borrower or (ii) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (z) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or
(b) there shall have occurred under any indenture or other instrument evidencing any Indebtedness of any Loan Party in excess of $10,000,000 any “change in control” or similar provision (as set forth in the indenture, agreement or other evidence of such Indebtedness) obligating the Borrower or any of its Subsidiaries to repurchase, redeem or repay all or any part of the Indebtedness provided for therein.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive

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(whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.
“Closing Date” means the date of this Agreement.
“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.
“Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents.
“Collateral Agent” means the Administrative Agent, in its capacity as collateral agent pursuant to the Intercreditor Agreement, together with its successors and assigns in such capacity.
“Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Credit Loans to, and to purchase participations in L/C Obligations and Swingline Loans for the account of, the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 2.7). The initial amount of each Lender’s Commitment is set forth on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.
“Commitment Fee” has the meaning assigned thereto in Section 4.3(a).
“Commitment Percentage” means, as to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by (a) at any time prior to the expiration or termination of the Aggregate Commitments, such Lender’s Commitment at such time, and (b) thereafter, the principal amount of such Lender’s Revolving Credit Exposure at such time. The initial Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Compliance Certificate” means a certificate substantially in the form attached as Exhibit F.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for the Consolidated Group for any period, the sum of (a) Consolidated Net Income for such period, plus (b) to the extent deducted in arriving at Consolidated Net Income for such period, (i) income taxes (whether federal, state, local or otherwise), (ii) Consolidated Interest Expense, (iii) depreciation and amortization determined on a consolidated basis in accordance with GAAP for such period and (iv) other non-cash charges (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), minus (c) to the extent included in determining Consolidated Net Income for such period, non-cash gains or non-cash items increasing Consolidated Net Income.

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“Consolidated Fixed Charge Coverage Ratio” means, for any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) the remainder of (i) Consolidated EBITDA for such period minus (ii) dividends and distributions by the Borrower to its shareholders during such period, minus (iii) income taxes (whether federal, state, local or otherwise) paid in cash during such period, minus (iv) Maintenance Capital Expenditures during such period, minus (v) share repurchases or other acquisition or retirement of any of the Borrower’s Equity Interests or any security convertible into or exchangeable for any of the Borrower’s Equity Interests (provided that (x) up to $25,000,000 in the aggregate of share repurchases occurring during the period commencing February 27, 2019 and ending on February 27, 2022 and (y) share repurchases and other acquisitions of stock of the Borrower or securities convertible therefor required to be purchased pursuant to employee stock compensation plans consistent with the plans in effect on the Closing Date in an aggregate amount not to exceed (1) $7,500,000 in any period other than the 2019 fiscal year, or (2) $14,200,000 in the 2019 fiscal year, in each case of clauses (x) and (y), shall be excluded from the amounts deducted in clause (a)(v) of this definition) to (b) Consolidated Fixed Charges for such period.
“Consolidated Fixed Charges” means for the Consolidated Group for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, and (b) scheduled principal payments of Consolidated Funded Indebtedness (other than the Loans) during such period.
“Consolidated Funded Indebtedness” means, as of any date of determination, all outstanding liabilities for borrowed money and other interest-bearing liabilities of the Consolidated Group outstanding on such date, including, without limitation, (a) all obligations evidenced by bonds, debentures, loan agreements, notes or other similar agreements or instruments, (b) all Capital Lease Obligations and purchase money indebtedness, (c) all obligations, contingent or otherwise, in respect of drawn letters of credit, acceptances or similar extensions of credit, (d) all obligations, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Equity Interests of such Person (other than stock of the Borrower required to be purchased pursuant to employee stock compensation plans consistent with the plans in effect on the Closing Date) and (e) Guarantees of Indebtedness of any of the foregoing types described in clauses (a) through (d) of this definition, after eliminating all off-setting debits and credits between members of the Consolidated Group and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Consolidated Group in accordance with GAAP.
“Consolidated Group” means, collectively, the Borrower and its Subsidiaries.
“Consolidated Interest Expense” means, for the Consolidated Group for any period determined on a consolidated basis in accordance with GAAP, total interest expense (including the interest component of any payments in respect of Capital Lease Obligations and the net payment obligations pursuant to Hedge Agreements pertaining to interest rate transactions) during such period.
“Consolidated Leverage Ratio” means, as of the date of computation thereof, the ratio of (i) Consolidated Funded Indebtedness (determined as at such date) to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date; provided that, during any period that includes any Material Acquisition or a Material Disposition, the calculation of Consolidated EBITDA shall be made on a historical Pro Forma Basis with respect to that portion of the applicable measurement period that occurred prior to the consummation of such transaction in accordance with Section 1.9.
“Consolidated Net Income” means, for any period, the net income (or loss) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (a) any extraordinary gains or losses, (b) any gains attributable to a sale of assets (other than inventory sold in the ordinary course of business) or the write-

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up of assets and non-cash losses attributable to the impairment of any intangible asset, (c) any Equity Interest of any member of the Consolidated Group in the unremitted earnings of any Person that is not a Subsidiary and (d) except to the extent included pursuant to Section 1.9, any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of or is merged into or consolidated with a member of the Consolidated Group or the date that such Person’s assets are acquired by a member of the Consolidated Group.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Customer Owned Inventory” means inventory owned by a customer of the Borrower or any of its Subsidiaries and with respect to which the Borrower or any of its Subsidiaries is acting as a bailee or the like or is otherwise storing or disposing of such inventory at the request of or for the benefit of such customer or its assignee, including any lender to such customer, in each case so long as such inventory is owned by such customer.
 “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition which constitutes an Event of Default or which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.
“Defaulting Lender” means, subject to Section 4.14(b), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Credit Loans, participations in L/C Obligations or participations in Swingline Loans required to be funded by it hereunder within two Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender in writing that it does not intend to comply with any of its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such

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ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.14(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Lender, the Swingline Lender and each Lender.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property (including any sale and leaseback transaction, division, merger or disposition of Equity Interests), whether in a single transaction or a series of related transactions, by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.
“Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States.
“Early Opt-in Election” means the occurrence of:
(a)(i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 4.8(c) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and
(b) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.9(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.9(b)(iii)).
“Eligible Investments” means:

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(a) direct obligations of, or obligations the timely payment of principal or interest of which are fully and unconditionally guaranteed by the United States or any agency thereof;
(b) obligations of any corporation organized under the laws of any state of the United States or under the laws of any other nation, payable in the United States, expressed to mature not later than 270 days following the date of issuance thereof and having one of the two highest ratings obtainable from either Standard & Poor’s Rating Service, a division of S&P Global Inc. (“S&P”) or Moody’s Investor’s Services, Inc. (“Moody’s”);
(c) interest bearing demand or time deposits issued by any Lender or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $1,000,000,000 and being rated “A” or better by S&P or “A” or better by Moody’s;
(d) deposit accounts maintained with any bank that satisfies the criteria in clause (c) above or any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such bank is insured by the Federal Deposit Insurance Corporation; and
(e) any other investments expressly approved in writing by the Administrative Agent.
“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interest” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

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“ERISA Affiliate” means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.
“ERISA Event” means (a) any Reportable Event; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan or Multiemployer Plan, amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (g) the determination that any Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“ERISA Litigation” means any claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan or Multiemployer Plan that, if determined adversely, could reasonably be expected to have a Material Adverse Effect.
“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.
“Event of Default” means any of the events specified in Section 9.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.
“Excluded Assets” means, collectively, (a) any lease, license or contract to which any member of the Consolidated Group or any Guarantor is a party, or any license, consent, permit, variance, certification, authorization or approval of any Governmental Authority (or any person acting on behalf of a Governmental Authority) of which such member of the Consolidated Group or Guarantor, as the case may be, is the owner or beneficiary, or any of its rights or interests thereunder, if and for so long as the grant of a security interest therein shall constitute or result in (i) the abandonment, invalidation or unenforceability of the right, title or interest of such member of the Consolidated Group or Guarantor (as applicable) therein or (ii) a breach or termination pursuant to the terms of, or a default under, such lease, license or contract or such license, consent, permit, variance, certification, authorization or approval (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC or any other Applicable Law or principles of equity), (b) any equipment, aircraft, inventory or real property owned by a member of the Consolidated Group or Guarantor, as the case may be, on the date hereof or hereafter acquired that is subject to a purchase money Lien or a Lien securing a Capital Lease Obligation permitted to be incurred hereunder and, in the case of a Guarantor, under the Guaranty Agreement to which it is a party if the contract or other agreement (or the documentation providing for such purchase money obligation or Capital Lease Obligation) in which such Lien is granted validly prohibits the creation of any other Lien on such equipment, aircraft, inventory

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or real property, (c) any real property (excluding from this definition, however, any equipment in the nature of trade fixtures, but including any fixtures in the nature of heating, ventilation, air conditioning or similar fixtures relating to physical structure or basic operation of any improvements on such real property), (d) any motor vehicles, trailers, mobile homes, manufactured homes, boats or rolling stock, (e) any assets of any Excluded Subsidiaries, and (f) Equity Interests issued by any Foreign Subsidiary, other than (x) 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of any First-Tier Foreign Subsidiary and (y) 100% of the non-voting Equity Interests in any First-Tier Foreign Subsidiary.
“Excluded Subsidiary” means (a) any Immaterial Subsidiary and (b) any Foreign Subsidiary; provided, that in no event shall such definition include any Subsidiary that incurs, Guarantees or otherwise provides collateral to support any Senior Note Indebtedness or Incremental Equivalent Debt.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Guarantor for or the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any liability or Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of such Guarantor, including Section 11.21). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 4.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.11, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.11(g) and (d) any United States federal withholding Taxes imposed under FATCA.
“Existing Supply Agreements” means, collectively, that certain (a) Grain Supply Agreement, dated January 1, 2015, between MGPI of Indiana, LLC and Consolidated Grain and Barge, as amended pursuant to an Amendment to Grain Supply Agreement dated April 13, 2017, (b) Grain Supply Agreement, dated December 22, 2014, between MGPI Processing and Bunge Milling, Inc., as amended pursuant to an Amendment to Grain Supply Agreement dated July 28, 2017, (c) Supply Agreement, dated July 10, 2015, between Ardent Mills, LLC and MGPI Processing, and (d) Distillate Supply Agreement, dated July 1, 2019, between Diageo Americas Supply, Inc. and MGPI of Indiana, LLC.

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“Extensions of Credit” means each of the following: (a) a Borrowing and (b) the issuance of a Letter of Credit or extension of the expiry date thereof, or the increase of the amount thereof.
“Family Trust” means, in respect of any individual, any trust for the primary benefit of such individual, his/her spouse and lineal descendants, so long as such individual, during his or her lifetime, has the exclusive right to control such trust.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fee Letter” means the Engagement Letter between the Borrower and Wells Fargo Securities, LLC dated as of January 29, 2020.
“First-Tier Foreign Subsidiary” means any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code and the Equity Interests of which are owned directly by any Loan Party.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Commitment Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Commitment Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or

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such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively or individually as the context may indicate, (a) each Subsidiary on the Closing Date (other than Excluded Subsidiaries) and (b) each other Subsidiary that becomes a party to the Guaranty Agreement.
“Guaranty Agreement” means, collectively, that certain Guaranty Agreement of even dated herewith, and all other agreements pursuant to which any other Person Guarantees any of the Obligations.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and

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conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.
“Hedge Bank” means any Person that, (a) at the time it (or any of its Affiliates) becomes a Lender on the Closing Date, is a party to a Hedge Agreement or (b) at the time enters into a Hedge Agreement with a Loan Party permitted under Article VIII, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case in its capacity as a party to such Hedge Agreement.
“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).
“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary which (a) does not have material assets or material operations as reasonably determined by the Borrower and the Administrative Agent and (b) does not own, directly or indirectly, any Equity Interests of any Subsidiary that has material assets or material operations as reasonably determined by the Borrower and the Administrative Agent; provided that if either (i) the total assets of the Immaterial Subsidiaries, taken as a whole, as of the last day of the fiscal quarter set forth in the most recent financial statements delivered pursuant to Section 7.3(a) or (b), is greater than five percent (5%) of the consolidated total assets of the Borrower and its Subsidiaries on such date or (ii) the total revenue of the Immaterial Subsidiaries, taken as a whole, for the four fiscal quarter period ending on the last day of the most recent fiscal quarter covered by financial statements is greater than five percent (5%) of the consolidated total revenue of the Borrower and its Subsidiaries for such period, then the Borrower shall identify in writing and cause one or more Immaterial Subsidiaries (other than a Foreign Subsidiary) to become a Guarantor and comply with the requirements of Section 7.9 until the total assets and total revenue of the Immaterial Subsidiaries, taken as a whole, constitute less than five percent (5%) of consolidated total assets and five percent (5%) of consolidated total revenue of the Borrower and its Subsidiaries at such time.
“Increase Effective Date” has the meaning assigned thereto in Section 2.7(a).
“Incremental Equivalent Debt” is defined in Section 8.2(k).
“Indebtedness” of any Person means, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business), (d) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (e) all Capital Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (g) all Guarantees of such Person of the type of Indebtedness described in clauses (a) through (f) above, (h) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (i) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Equity Interests of such Person, (j) all Off-Balance Sheet Liabilities and (k) the Hedge Termination Value under any Hedge Agreement of such Person. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the

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extent that the terms of such Indebtedness or Applicable Law provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Intercreditor Agreement” means the Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, among the Administrative Agent, as collateral agent for itself and the purchasers under the Senior Note Purchase Agreement, and acknowledged by the Loan Parties.
“Interest Period” has the meaning assigned thereto in Section 4.1(b).
“Investment” has the meaning assigned thereto in Section 8.6.
“IRB Property” has the meaning given to such term in the definition of Permitted IRB Financings.
“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.
“Issuing Lender” means Wells Fargo, in its capacity as issuer of Letters of Credit hereunder, or any successor thereto.
“Junior Financing” has the meaning specified in Section 8.14.
“L/C Commitment” means the lesser of (a) $10,000,000 and (b) the Aggregate Commitments.
“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.
“L/C Participants” means the collective reference to all the Lenders.
“Lender” means each Person executing this Agreement as a Lender on the Closing Date and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption or pursuant to Section 2.7, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.
“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit.
“Letter of Credit Application” means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.
“Letters of Credit” means the collective reference to letters of credit issued pursuant to Section 3.1.
“LIBOR” means, subject to the implementation of a Benchmark Replacement in accordance with Section 4.8(c),

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(a) for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, the rate is not so published, then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; and
(b) for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, the rate is not so published, then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.
Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, (x) in no event shall LIBOR (including, without limitation, any Benchmark Replacement with respect thereto) be less than 0% and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 4.8(c), in the event that a Benchmark Replacement with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Benchmark Replacement.
“LIBOR Rate” means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00-Eurodollar Reserve Percentage

“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).
“Lien” means any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing). For the avoidance of doubt, a Lien shall not include any owner's, bailor's or similar interest with respect to any Customer Owned Inventory.
“Loan Documents” means, collectively, this Agreement, the Notes, the Letter of Credit Applications, the Guaranty Agreement, the Intercreditor Agreement, the Security Documents, the Fee Letter and each other document, instrument, certificate and agreement executed and delivered by any

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Loan Party in favor of or provided to the Collateral Agent, the Administrative Agent or any Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Secured Hedge Agreement and any Secured Cash Management Agreement).
“Loan Parties” means, collectively, the Borrower and the Guarantors.
“Loans” means the collective reference to the Revolving Credit Loans and the Swingline Loans, and “Loan” means any of such Loans.
“Maintenance Capital Expenditures” means capital expenditures (as defined by GAAP, subject to the provisions of Section 1.3) made in connection with the replacement, substitution, restoration or repair of existing assets. For the avoidance of doubt, Maintenance Capital Expenditures shall not include (a) capital expenditures made in connection with an acquisition of new assets that seeks to expand existing operational capacities as opposed to any such acquisition that seeks to replace or substitute existing assets to maintain existing operational capacities, (b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment but only to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time or (c) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.
“Material Acquisition” means any Acquisition (or series of related Acquisitions) consummated after the Closing Date involving aggregate consideration with a fair market value in excess of $10,000,000.
“Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (a) the business, results of operations, financial condition, assets, or liabilities of the Loan Parties taken as a whole, (b) the ability of the Borrower or any Guarantor to perform any of its obligations under the Loan Documents, (c) the rights and remedies of the Administrative Agent (including its capacity as Collateral Agent) or any Lender under any of the Loan Documents or (d) the legality, validity or enforceability of any of the Loan Documents.
“Material Contract” means (a) any contract or other agreement (other than the Loan Documents and any documents or other agreements pertaining to any Indebtedness permitted by Section 8.2(i) or 8.2(k)), whether written or oral, to which any Loan Party is a party that involves payments in an aggregate amount of more than $25,000,000 or as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect, and (b) each Existing Supply Agreement.
“Material Disposition” means any Disposition (or series of related Dispositions) consummated after the Closing Date involving aggregate consideration with a fair market value in excess of $10,000,000.
“Maturity Date” means the earliest to occur of (a) February 14, 2025, (b) the date of termination of all Commitments by the Borrower pursuant to Section 2.5, or (c) the date of termination of all Commitments pursuant to Section 9.2(a).
“MGPI Processing” means MGPI Processing, Inc., a Kansas corporation.

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“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of the Issuing Lender with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the Issuing Lender in their sole discretion.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.2 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit A.
“Notice of Account Designation” has the meaning assigned thereto in Section 2.3(b).
“Notice of Borrowing” has the meaning assigned thereto in Section 2.3(a).
“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 4.2.
“Notice of Prepayment” has the meaning assigned thereto in Section 2.4(c).
“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations and (c) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Loan Parties and each of their respective Subsidiaries to the Lenders, the Issuing Lender, the Administrative Agent or the Collateral Agent, in each case under any Loan Document, with respect to any Loan or Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Off-Balance Sheet Liabilities” of any Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability of such Person under any sale and leaseback transactions which do not create a liability on the balance sheet of such Person, (c) any liability of such Person under any so-called “synthetic” lease transaction or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of

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formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.12).
“Participant” has the meaning assigned thereto in Section 11.9(d).
“Participant Register” has the meaning assigned thereto in Section 11.9(d).
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans. Any reference to “compliance” with Pension Funding Rules herein shall be deemed to include that (a) no waiver of any applicable minimum funding standards has been applied for or obtained and (b) as of the most recent valuation date for any Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any Plan to drop below 60% as of the most recent valuation date.
        “Permitted Acquisition” means any Acquisition by any Loan Party; provided that:

        (a) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such Acquisition and any Indebtedness incurred in connection therewith;

        (b) such Acquisition is not a “hostile” acquisition and, if required by applicable law, has been approved by the board of directors and/or shareholders (or comparable persons or groups) of the applicable Loan Party and the Person to be (or whose assets are to be) acquired;

        (c) the lines of business of the Person to be so acquired are permitted pursuant to Section 8.4 or, in the case of an Acquisition of assets, the assets acquired are useful in the business of the Borrower and its Subsidiaries as conducted immediately prior to such Acquisition;

        (d) all of the requirements set forth in Section 7.9 are satisfied;

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        (e) the Borrower shall be in compliance with Section 8.1 on a Pro Forma Basis after giving effect to such Acquisition and the incurrence of any Indebtedness in connection therewith (as of the closing date of the Acquisition); and

        (f) in the case of a Material Acquisition, at least five Business Days before the date on which any such Acquisition is to be consummated, the Borrower has delivered to the Administrative Agent (i) a certificate from an authorized officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in clauses (a) through (e) have been satisfied or will be satisfied on or prior to the consummation of such Acquisition, (ii) copies of Permitted Acquisition Documents, which shall be in form and substance reasonably satisfactory to the Administrative Agent, and (iii) if requested by the Administrative Agent, a due diligence package relative to the proposed Acquisition, including forecasted balance sheets, profit and loss statements, and cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person's (or assets') historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the 1 year period following the date of the proposed Acquisition, on a quarter by quarter basis), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to the Administrative Agent.

“Permitted Acquisition Documents” means with respect to any Acquisition proposed by any Loan Party, final copies or substantially final drafts if not executed at the required time of delivery of the purchase agreement, sale agreement, merger agreement or other agreement evidencing such Acquisition and each other document executed, delivered, contemplated by or prepared in connection therewith and any amendment, modification or supplement to any of the foregoing.
“Permitted Encumbrances” means, collectively, (a) Liens imposed by law for taxes, assessments or governmental charges or levies on property not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) judgment and attachment liens not giving rise to an Event of Default; (f) customary Liens and rights of setoff upon deposits in favor of depository institutions and Liens of a collecting bank on payment items in the course of collection, in each case except to the extent required to be waived or subordinated pursuant to a control agreement or subordination agreement in favor of the Administrative Agent, for the benefit of the Secured Parties, required to be executed and delivered pursuant to this Agreement; (g) any interest of title of a lessor under and Liens arising from precautionary Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements) relating to leases permitted by this Agreement; and (h) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of any member of the Consolidated Group; provided that the term “Permitted Encumbrances” shall not include (x) any Lien securing Indebtedness or (y) any leasing or subleasing of real property that is not approved in advance in writing by the Administrative Agent or otherwise permitted under this Agreement.

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“Permitted Investors” means any of (a) Karen Seaberg, (b) Richard B. Cray and (c) Laidacker M. Seaberg, or any Family Trust of such Persons.
        “Permitted IRB Financings” means financings incurred by a Loan Party or any of its Subsidiaries in the nature of industrial revenue bonds or the like issued by a state, county, municipality or similar political subdivision or an industrial revenue authority or similar issuer in connection with the acquisition, construction, installation and/or equipping of land or real property improvements and/or personal property located thereon to be used in the manufacture or storage of whiskey, including but not limited to whiskey maturation warehouses or similar facilities and barrels to fill such warehouses or similar facilities, but excluding whiskey distillate stored in such barrels (collectively, "IRB Property"), and whereby the Borrower or one of its Subsidiaries may transfer all or a portion of such IRB Property to the issuer of such bonds (whether pursuant to a sale or a lease) and whereby, in such event, the Borrower or such Subsidiary, as applicable, shall lease back or otherwise acquire from such issuer a leasehold or similar interest in such IRB Property; provided that all Permitted IRB Financings (excluding any Permitted IRB Financing if the related bonds or similar debt instruments are held solely by a Loan Party) shall not exceed an aggregate principal amount of $15,000,000 outstanding at any time.
“Permitted Real Estate” means real estate owned by the Borrower or one or more of its Subsidiaries and located at or near: 16 Kansas Avenue, Kansas City, Kansas; 10 Berger Avenue, Kansas City, Kansas; 101 Commercial Street, Atchison, Kansas; and 68, 72, 84, 102 and 108 Ridge Avenue, Greendale, Indiana.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, restructuring, replacement or extension of any Indebtedness of such Person (whether with the same or different lenders); provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, restructured, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon, (b) such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 8.2(i), at the time thereof, no Default or Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is secured, the terms and conditions relating to collateral of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions with respect to the collateral for the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole (and the Liens on any Collateral securing any such modified, refinanced, refunded, renewed or extended Indebtedness shall have the same (or lesser) priority relative to the Liens on the Collateral securing the Obligations), (e) the terms and conditions (excluding any amortization, collateral, subordination, pricing, fees, rate floors, discounts, premiums and optional prepayment or redemption terms) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, shall not be materially less favorable to the Loan Parties than the Indebtedness being modified, refinanced, refunded, renewed or extended, except for covenants or other provisions applicable only to periods after the Maturity Date; (f) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed or extended; and (g) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms (i) at least as favorable (taken as a whole) (as reasonably determined by the Borrower) to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, and

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such modification, refinancing, refunding, renewal, replacement or extension is incurred by one or more Persons who is an obligor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended or (ii) otherwise reasonably acceptable to the Administrative Agent.
“Permitted Liens” means the Liens permitted pursuant to Section 8.3.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means a "defined benefit plan" as defined in Section 3(35) of ERISA.
“Platform” has the meaning assigned thereto in Section 7.3.
“Pledge Agreement” means the Amended and Restated Pledge Agreement, dated as of the date hereof, executed by the Borrower and certain of its Subsidiaries in favor of the Collateral Agent.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Pro Forma Basis” means, with respect to compliance with any test hereunder for an applicable period of measurement, that any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, discontinuance of operations, incurrence of any Indebtedness, or any other event or action requiring or permitting such test to be calculated on a “Pro Forma Basis” and the following shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test, in each case on a basis consistent with Article 11 of Regulation S-X of the Securities Act, as interpreted by the Securities and Exchange Commission or otherwise as approved by the Administrative Agent: (i) income statement items (whether positive or negative) attributable to the property or person subject to such transaction, event or action (A) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (B) in the case of a Permitted Acquisition or Investment, shall be included, (ii) any retirement of Indebtedness which is retired shall be excluded and shall be deemed to have been retired as of the first day of the applicable period of measurement, and (iii) any Indebtedness incurred or assumed by the Borrower and its Subsidiaries and if such indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.
“Prohibited Transaction” means a prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code, for which a statutory or administrative exemption is not otherwise available.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lenders” has the meaning assigned thereto in Section 7.3.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Lender, as applicable.
“Register” has the meaning assigned thereto in Section 11.9(c).

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“Reimbursement Obligation” means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Required Lenders” means, as of any date of determination, Lenders having Revolving Credit Exposure and unused Commitments representing more than 50% of the sum of the aggregate Revolving Credit Exposure and unused Commitments at such time; provided that (a) the Revolving Credit Exposure of, and the portion of the unused Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders, (b) at any time there are two or more Lenders (excluding Defaulting Lenders) that are not Affiliates of each other, Required Lenders shall require the consent or approval of at least two Lenders that are not Affiliates of each other, and (c) if there is only one Lender that is a Non-Defaulting Lender, Required Lenders shall mean such Non-Defaulting Lender.
“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller or treasurer (including any director of treasury or individual holding a similar title) of such Person or any other officer or representative of such Person reasonably acceptable to the Administrative Agent. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.
“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Borrower or its Subsidiaries now or hereafter outstanding, (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Borrower or its Subsidiaries now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Equity Interests of the Borrower or its Subsidiaries now or hereafter outstanding.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of LIBOR Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.1.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans and such Lender’s participation in L/C Obligations and Swingline Loans at such time.

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“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II (including any increase in such revolving credit facility established pursuant to Section 2.7).
“Revolving Credit Increase” has the meaning specified in Section 2.7(a).
“Revolving Credit Loan” has the meaning specified in Section 2.1.
“Revolving Credit Outstandings” means the sum of (a) with respect to Revolving Credit Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swingline Loans, as the case may be, occurring on such date; plus (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any Extensions of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“Sanctioned Country” means at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Syria and Crimea).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.
“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction in which (a) the Borrower or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Extensions of Credit will be used, or (c) from which repayment of the Extensions of Credit will be derived.
“Secured Cash Management Agreement” means any Cash Management Agreement between or among any Loan Party and any Cash Management Bank.
“Secured Hedge Agreement” means any Hedge Agreement between or among any Loan Party and any Hedge Bank.
“Secured Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Loan Party under (i) any Secured Hedge Agreement and (ii) any Secured Cash Management Agreement; provided that the “Secured Obligations” of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

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“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lender, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.5, any other holder from time to time of any Secured Obligations and, in each case, their respective successors and permitted assigns.
“Security Agreement” means the Amended and Restated Security Agreement, dated as of the date hereof, executed by the Borrower and its Subsidiaries in favor of the Collateral Agent.
“Security Documents” means, collectively, the Security Agreement, the Pledge Agreement and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower, any Guarantor or any other Person shall grant or convey to the Collateral Agent a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Secured Obligations or any other obligation under any Loan Document or with respect to any Senior Note Indebtedness.
“Senior Note Indebtedness” means any Indebtedness outstanding or issued under the Senior Note Purchase Agreement; provided, in the case of any Indebtedness issued after the Closing Date, that (i) each holder of such Indebtedness (or an authorized representative) shall be party to the Intercreditor Agreement, (ii) the maturity date of such Indebtedness shall be no shorter than the Maturity Date then in effect, (iii) the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the Weighted Average Life to Maturity of the Senior Note Indebtedness outstanding on the Closing Date; (iv) such Indebtedness shall not require mandatory prepayments (other than scheduled amortization payments) that are more restrictive than any mandatory prepayments applicable to the Loans and the Senior Note Indebtedness outstanding on the Closing Date and may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments (other than scheduled amortization payments) applicable to the Loans and any Senior Note Indebtedness outstanding on the Closing Date; (v) such Indebtedness shall not be incurred by or subject to any Guarantee by any Person other than the Borrower and the Guarantors, respectively, and shall not be secured by any property or assets of any Loan Party other than Collateral, and (vi) all other terms of such Indebtedness not covered in this definition shall be determined by the Borrower and the investors purchasing such Indebtedness and to the extent the terms of such Indebtedness, taken as a whole, are not substantially the same as the terms of the Senior Note Indebtedness outstanding on the Closing Date (other than, in each case, pricing, amortization and maturity) (as determined by the Borrower in good faith), the terms of such Indebtedness shall be reasonably acceptable to the Administrative Agent if they are adverse to the Borrower or more restrictive than the terms and conditions applicable to the Loans or any Senior Note Indebtedness outstanding on the Closing Date (except for covenants and events of default applicable only to periods after the Maturity Date in effect at the time such Indebtedness is issued).
“Senior Note Purchase Agreement” means that certain Note Purchase and Private Shelf Agreement, dated as of August 23, 2017, made by the Borrower, as issuer, and PGIM, Inc. and certain of its Affiliates, as purchasers, as amended by that certain First Amendment to Note Purchase and Private Shelf Agreement, dated on or about the Closing Date, among the Borrower and the Noteholders referred to therein.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“Specified Payoff Indebtedness” means, collectively, the outstanding Indebtedness of the Borrower under that certain Credit Agreement dated as of August 23, 2017 by and between the Borrower and Wells Fargo Bank, National Association, as amended.

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“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Borrower.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.2.
“Swingline Commitment” means the lesser of (a) $15,000,000 and (b) the Aggregate Commitments.
“Swingline Lender” means Wells Fargo, in its capacity as swingline lender hereunder, or any successor thereto.
“Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Treasury Management Agreement” means any treasury management services, cash management agreement, autoborrow, sweep or similar agreement entered into between the Borrower and the Swingline Lender.
“Type” means, with respect to a Revolving Credit Loan, its character as a Base Rate Loan or LIBOR Rate Loan.
“UCC” means the Uniform Commercial Code as in effect in the State of New York.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“United States” means the United States of America.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 4.11(g).

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“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.2 Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form and (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.
SECTION 1.3 Accounting Terms; Accounting for Derivatives; Changes in GAAP.
(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 5.1(g).
(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to

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such change in GAAP; provided, further that (A) for purposes of the definitions of “Indebtedness” and “Consolidated Funded Indebtedness”, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Lease Obligations in the financial statements and (B) all financial statements delivered to the Administrative Agent hereunder shall contain a schedule showing the modifications necessary to reconcile the adjustments made pursuant to clause (A) above with such financial statements.
(c) In making any computation or determining any amount pursuant to Section 8.1 by reference to any item appearing on the balance sheet or other financial statement of the Consolidated Group, all adjustments to such computation or amount resulting from the application of FASB ASC Topic 815 shall be disregarded; provided that any realized gain or loss shall be included in such computations.
SECTION 1.4 UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.
SECTION 1.5 Rounding; Rates. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR” or with respect to any rate that is an alternative or replacement for or successor to any such rate (including, without limitation, any Benchmark Replacement) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes.
SECTION 1.6 References to Agreement and Laws. Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, joinders, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Applicable Law, including, without limitation, Anti-Corruption Laws, Anti-Money Laundering Laws, the Bankruptcy Code, the Code, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act of 1933, the UCC, the Investment Company Act of 1940, the Interstate Commerce Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.
SECTION 1.7 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
SECTION 1.8 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or

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the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).
SECTION 1.9 Adjustments for Material Acquisitions and Material Dispositions. For each period of four fiscal quarters ending next following the date of any Material Acquisition or Material Disposition consummated after the Closing Date, for purposes of determining the Consolidated Leverage Ratio, the consolidated results of operations of the Consolidated Group shall include the results of operations of the Person or assets subject to such Material Acquisition or exclude the results of operations of the Person or assets subject to such Material Disposition, as the case may be, on a historical Pro Forma Basis to the extent information in sufficient detail concerning such historical results of such Person or assets is reasonably available, and which amounts shall include only adjustments reasonably satisfactory to the Administrative Agent.
SECTION 1.10  Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II
REVOLVING CREDIT FACILITY
SECTION 2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time from the Closing Date through, but not including, the Maturity Date as requested by the Borrower in accordance with the terms of Section 2.3; provided that, after giving effect to any Revolving Credit Borrowing, (a) the Revolving Credit Outstandings shall not exceed the Aggregate Commitments and (b) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender’s Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and re-borrow Revolving Credit Loans hereunder until the Maturity Date.
SECTION 2.2 Swingline Loans.
(a) Availability. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time from the Closing Date through, but not including, the Maturity Date; provided that, after giving effect to any Swingline Borrowing, (i) the Revolving Credit Outstandings shall not exceed the Aggregate Commitments and (ii) the aggregate principal amount of all outstanding Swingline Loans shall not exceed the Swingline Commitment.
(b) Refunding.
(i) Swingline Loans shall be refunded by the Lenders on demand by the Swingline Lender. Such refundings shall be made by the Lenders in accordance with their respective

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Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its respective Commitment Percentage of a Revolving Credit Borrowing as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 1:00 p.m. on the next succeeding Business Day after such demand is made. No Lender’s obligation to fund its respective Commitment Percentage of a Swingline Borrowing shall be affected by any other Lender’s failure to fund its Commitment Percentage of a Swingline Borrowing, nor shall any Lender’s Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Commitment Percentage of a Swingline Borrowing.
(ii) The Borrower shall pay to the Swingline Lender on demand, and in any event on the Maturity Date, the amount of any outstanding Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 10.3 and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).
(iii) Each Lender acknowledges and agrees that its obligation to refund Swingline Borrowings in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article V. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Borrowings pursuant to this Section, one of the events described in Section 9.1(g), (h) or (i) shall have occurred, each Lender will, on the date the applicable Revolving Credit Borrowing would have been made, purchase an undivided participating interest in the Swingline Borrowing to be refunded in an amount equal to its Commitment Percentage of the aggregate amount of such Swingline Borrowing. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Borrowing, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded).
(c) Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.2 shall be subject to the terms and conditions of Section 4.13 and Section 4.14.

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SECTION 2.3 Procedure for Borrowings of Revolving Credit Loans and Swingline Loans.
(a) Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than 11:00 a.m. (i) on the requested date of any Borrowing of Base Rate Loans or Swingline Loans and (ii) at least three (3) Business Days before the requested date of any Borrowing of LIBOR Rate Loans, of its intention to borrow, specifying (A) the date of such Borrowing, which shall be a Business Day, (B) the amount of such Borrowing, which shall be, (x) with respect to a Borrowing of Base Rate Loans in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, (y) with respect to a Borrowing of LIBOR Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and (z) with respect to a Borrowing of Swingline Loans in an aggregate principal amount of $25,000 or a whole multiple of $10,000 in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan or Swingline Loan, (D) the Type of Loans to be borrowed (provided that all Swingline Loans shall be Base Rate Loans), and (E) in the case of a Borrowing of LIBOR Rate Loans, the duration of the Interest Period applicable thereto. A Notice of Borrowing received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing. Notwithstanding the foregoing, Swingline Borrowings may be made and repaid pursuant to terms otherwise set forth in any applicable Treasury Management Agreement without giving effect to any minimum amounts, notice, time or funding requirements set forth herein.
(b) Disbursement of Revolving Credit and Swingline Loans. Not later than 1:00 p.m. on the proposed date of any Borrowing, (i) each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender’s Commitment Percentage of the Revolving Credit Borrowing to be made on such date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each Borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form attached as Exhibit C (a “Notice of Account Designation”) delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 4.7, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Borrowing requested pursuant to this Section to the extent that any Lender has not made available to the Administrative Agent its Commitment Percentage of such Revolving Credit Borrowing. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.2(b).
SECTION 2.4 Repayment and Prepayment of Revolving Credit and Swingline Loans.
(a) Repayment on Maturity Date. The Borrower hereby agrees to repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Maturity Date, and (ii) all Swingline Loans in accordance with Section 2.2(b) (but, in any event, no later than the Maturity Date), together, in each case, with all accrued but unpaid interest thereon.
(b) Mandatory Prepayments.
(i) Excess Revolving Credit Outstandings. If at any time the Revolving Credit Outstandings exceed the Aggregate Commitments, the Borrower shall, immediately upon notice from the Administrative Agent prepay Loans and Cash Collateralize Letters of Credit in an aggregate amount equal to such excess.

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(ii) Application of Prepayments. Amounts prepaid and/or used for Cash Collateral pursuant to subsection (i) above shall be applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, to a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Secured Parties (such Cash Collateral to be applied in accordance with Section 9.2(b)).
(c) Optional Prepayments. The Borrower may at any time and from time to time prepay Borrowings, in whole or in part, with prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than 11:00 a.m. (i) on the same Business Day, in the case of any Borrowing of Base Rate Loans or Swingline Loans (other than Swingline Loans repaid pursuant to the terms of any Treasury Management Agreement as to which no notice needs to be given hereunder) and (ii) at least three (3) Business Days before, in the case of any Borrowing of LIBOR Rate Loans, specifying the date and amount of prepayment and whether the prepayment is of (x) a Revolving Credit Borrowing or a Swingline Borrowing, (y) in the case of a Revolving Credit Borrowing, a Borrowing of LIBOR Rate Loans or Base Rate Loans or (z) a combination of any of the foregoing, and, if of a combination of any of the foregoing, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $500,000 or a whole multiple of $100,000 in excess thereof with respect to a Revolving Credit Borrowing of Base Rate Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to a Revolving Credit Borrowing of LIBOR Rate Loans and $25,000 or a whole multiple of $10,000 in excess thereof with respect to a Swingline Borrowing (except, in the case of a Swingline Borrowing, as otherwise set forth in any applicable Treasury Management Agreement). A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day.
(d) Limitation on Prepayment of LIBOR Rate Loans. If the Borrower prepays (whether such prepayment is mandatory or voluntary) any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto, such prepayment must be accompanied by any amount required to be paid pursuant to Section 4.9.
(e) Hedge Agreements. No repayment or prepayment pursuant to this Section shall affect any of the Borrower’s obligations under any Hedge Agreement.
SECTION 2.5 Permanent Reduction of the Commitments.
(a) Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce in whole or part, without premium or penalty, the Aggregate Commitments; provided that any such partial reduction shall be in an aggregate principal amount not less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Commitment Percentage.
(b) Corresponding Payment. Each permanent reduction pursuant to Section 2.5(a) shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Aggregate Commitment as so reduced, and if the aggregate amount of all outstanding Letters of Credit exceeds the Aggregate Commitment as so reduced, the Borrower shall be required to deposit Cash Collateral in a Cash Collateral account opened by the Administrative Agent in an amount equal to such excess. Such Cash Collateral shall be applied in accordance with Section 9.2(b). Any reduction of the Aggregate

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Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of Cash Collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Aggregate Commitments.
SECTION 2.6 Termination of Revolving Credit Facility. The Revolving Credit Facility and the Aggregate Commitments shall terminate on the Maturity Date.
SECTION 2.7 Increases in Commitments.
(a) At any time, the Borrower may by written notice to the Administrative Agent request one or more increases in the Commitments (a “Revolving Credit Increase”); provided that (i) the aggregate principal amount for all such Revolving Credit Increases shall not exceed $100,000,000, (ii) the aggregate principal amount for each Revolving Credit Increase shall not be less than $20,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (i), and (iii) the Borrower shall be permitted to request no more than three (3) Revolving Credit Increases during the term of this Agreement. Each such notice shall specify the date (each, an “Increase Effective Date”) on which the Borrower proposes that any Revolving Credit Increase shall be effective, which shall be a date not less than ten (10) Business Days (or such shorter period agreed to by the Administrative Agent) after the date on which such notice is delivered to Administrative Agent. The Borrower may invite any Lender, any Affiliate of any Lender and/or any other Person reasonably satisfactory to the Administrative Agent (to be added as a Lender pursuant to a joinder agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent), to provide a Revolving Credit Increase. Any proposed Lender offered or approached to provide all or a portion of any Revolving Credit Increase may elect or decline, in its sole discretion, to provide such Revolving Credit Increase.
(b) Each Revolving Credit Increase shall become effective on the applicable Increase Effective Date; provided that:
(i) no Default or Event of Default shall exist on such Increase Effective Date before or after giving effect to such Revolving Credit Increase;
(ii) the Administrative Agent and the Lenders shall have received from the Borrower a Compliance Certificate demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrower is in compliance with the financial covenant set forth in Section 8.1 based on the financial statements most recently delivered pursuant to Section 7.3(a) or 7.3(b), as applicable, both before and after giving effect (on a pro forma basis) to (A) such Revolving Credit Increase (with any Revolving Credit Increase being deemed to be fully funded) and (B) any transaction permitted hereunder consummated in connection therewith; and
(iii) each of the representations and warranties contained in Article VI shall be true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects, on such Increase Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date).
(c) On the applicable Increase Effective Date, the outstanding Revolving Credit Loans and Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent among the Lenders (including any new Lenders) in accordance with their revised Commitment Percentages and the Lenders (including any new Lenders) agree to make all payments and

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adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 4.9 in connection with such reallocation as if such reallocation were a repayment.
(d) Each Revolving Credit Increase shall be on the same terms and conditions, including maturity, Applicable Margin and commitment fees, applicable to the Revolving Credit Facility; provided that any upfront fees payable by the Borrower to the Lenders under any Revolving Credit Increase may differ from those payable under the then existing Commitments.
(e) Each Revolving Credit Increase shall be effected pursuant to an amendment to this Agreement executed and delivered by the Borrower, the Administrative Agent and the applicable increasing Lenders (which may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.7).
(f) The Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Loan Party authorizing such Revolving Credit Increase) reasonably requested by Administrative Agent in connection with any such transaction.
ARTICLE III
LETTER OF CREDIT FACILITY
SECTION 3.1 L/C Commitment.
(a) Availability. Subject to the terms and conditions of this Agreement and the other Loan Documents and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents and on the agreements of the Lenders set forth in Section 3.4(a), the Issuing Lender agrees to issue standby letters of credit (or, if the Issuing Lender so agrees in its sole discretion, documentary or other letters of credit subject to terms and conditions acceptable to the Issuing Lender) (the “Letters of Credit”) for the account of the Borrower or any other Loan Party on any Business Day from the Closing Date through but not including the fifth (5th) Business Day prior to the Maturity Date in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the Revolving Credit Outstandings would exceed the Aggregate Commitments. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $100,000 (or such lesser amount as agreed to by the Issuing Lender), (ii) be a standby letter of credit issued to support obligations of the Borrower or any other Loan Party, contingent or otherwise, (iii) expire on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit, which date shall be no later than the fifth (5th) Business Day prior to the Maturity Date and (iv) be subject to ISP98 as set forth in the Letter of Credit Application or as determined by the Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Applicable Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to letters of credit generally or such Letter of Credit in particular any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Lender as of the Closing Date and that the Issuing Lender in good faith deems material to it, (B) the conditions set

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forth in Section 5.2 are not satisfied, (C) the issuance of such Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally or (D) the beneficiary of such Letter of Credit is a Sanctioned Person. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires.
(b) Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, Article III shall be subject to the terms and conditions of Section 4.13 and Section 4.14.
SECTION 3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent’s Office a Letter of Credit Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Letter of Credit Application, the Issuing Lender shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article V, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall promptly furnish to the Borrower a copy of such Letter of Credit and promptly notify each Lender of the issuance and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender’s participation therein.
SECTION 3.3 Commissions and Other Charges.
(a) Letter of Credit Commissions. Subject to Section 4.14(a)(iii)(B), the Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in the amount equal to the daily amount available to be drawn under such Letter of Credit times the Applicable Margin with respect to LIBOR Rate Loans (determined on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter, on the Maturity Date and thereafter on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received pursuant to this Section 3.3 in accordance with their respective Commitment Percentages.
(b) Issuance Fee. In addition to the foregoing commission, the Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender, an issuance fee with respect to each Letter of Credit as set forth in the Fee Letter. Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand of the Administrative Agent.
(c) Other Costs. In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.
SECTION 3.4 L/C Participations.
(a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant

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irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Commitment Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.
(b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.
(c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.
(d) Each L/C Participant’s obligation to make the Revolving Credit Loans referred to in Section 3.4(b) and to purchase participating interests pursuant to Section 3.4(a) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Borrower may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article V, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
SECTION 3.5 Reimbursement Obligation of the Borrower. In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in same day funds, the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of

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a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to reimburse the Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Lenders make a Revolving Credit Borrowing of Base Rate Loans on such date in the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment, and the Lenders shall make a Revolving Credit Borrowing of Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses. Each Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse the Issuing Lender for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.3(a) or Article V. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the Issuing Lender as provided above or if the amount of such drawing is not fully funded through a Revolving Credit Loan as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.
SECTION 3.6 Obligations Absolute. The Borrower’s obligations under this Article III (including, without limitation, the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit or any other Person; provided, however, that notwithstanding any such reimbursement, the Borrower may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Lender’s willful misconduct or gross negligence as determined by a court of competent jurisdiction by final non-appealable judgment. The Borrower also agrees that the Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower’s Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final non-appealable judgment. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.
SECTION 3.7 Effect of Letter of Credit Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

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ARTICLE IV
GENERAL LOAN PROVISIONS

SECTION 4.1 Interest.
(a) Interest Rate Options. Subject to the provisions of this Section, at the election of the Borrower, (i) Revolving Credit Loans shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin and (ii) any Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin. The Borrower shall select the Type and Interest Period, if any, applicable to any Borrowing at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. If the Borrower has not duly specified an interest rate as provided herein, in the case of a Revolving Credit Loan, such Borrowing shall be deemed a Base Rate Loan.
(b) Interest Periods. In connection with each Borrowing of LIBOR Rate Loans, the Borrower, by giving notice at the times described in Section 2.3, shall elect an interest period (each, an “Interest Period”) to be applicable to such Loan, which Interest Period shall be a period of one (1), three (3) or six (6) months; provided that:
(i) the Interest Period shall commence on the date of advance of or conversion to any Borrowing of LIBOR Rate Loans and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;
(ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period with respect to a Borrowing of LIBOR Rate Loans would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;
(iii) any Interest Period with respect to a Borrowing of LIBOR Rate Loans that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;
(iv) no Interest Period shall extend beyond the Maturity Date; and
(v) there shall be no more than five (5) Interest Periods in effect at any time.
(c) Default Rate. Subject to Section 9.3, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 9.1(a), (g), (h) or (i), or (ii) at the election of the Required Lenders (or the Administrative Agent at the direction of the Required Lenders), upon the occurrence and during the continuance of any other Event of Default, (A) the Borrower shall no longer have the option to request LIBOR Rate Loans, Swingline Loans or Letters of Credit, (B) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (C) all outstanding Swingline Loans shall thereafter bear interest at a rate per annum equal to two (2%) in excess of the rate (including the Applicable Margin) then applicable to such Loans, (D) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to

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Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document and (E) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.
(d) Interest Payment and Computation. Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter (commencing March 31, 2020) and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).
(e) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.
SECTION 4.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of any outstanding Borrowing of Base Rate Loans in a principal amount equal to $1,000,000 or any whole multiple of $500,000 in excess thereof into one or more Borrowings of LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of any outstanding Borrowing of LIBOR Rate Loans in a principal amount equal to $500,000 or a whole multiple of $100,000 in excess thereof into one or more Borrowings of Base Rate Loans or (ii) continue any outstanding Borrowing of LIBOR Rate Loans as a Borrowing of LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Borrowings as provided above, the Borrower shall give the Administrative Agent prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Borrowing is to be effective specifying (A) the Borrowing to be converted or continued, and, in the case of any Borrowing of LIBOR Rate Loans to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued Borrowing of LIBOR Rate Loans. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.
SECTION 4.3 Fees.
(a) Commitment Fee. Commencing on the Closing Date, subject to Section 4.14(a)(iii)(A), the Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee (the “Commitment Fee”) at a rate per annum equal to the applicable amount for

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Commitment Fees set forth in the definition of Applicable Margin on the daily unused portion of the Aggregate Commitments; provided that the amount of outstanding Swingline Loans shall not be considered usage of the Aggregate Commitments for the purpose of calculating the Commitment Fee. The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing March 31, 2020 and ending on the date upon which all Obligations (other than contingent indemnification or similar obligations not then due) shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have expired, been terminated or been Cash Collateralized and the Aggregate Commitments have been terminated. Such commitment fee shall be distributed by the Administrative Agent to the Lenders (other than any Defaulting Lender) pro rata in accordance with each Lender’s Commitment Percentage.
(b) Other Fees. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times specified in the Fee Letter. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.
SECTION 4.4 Manner of Payment.
(a) Sharing of Payments. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 9.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Commitment Percentage (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent on account of the principal of or interest on the Swingline Loans or of any fee, commission or other amounts payable to the Swingline Lender shall be made in like manner, but for the account of the Swingline Lender. Each payment to the Administrative Agent of the Issuing Lender’s fees or L/C Participants’ commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 4.9, 4.10, 4.11 or 11.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 4.1(b)(ii), if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.
(b) Defaulting Lenders. Notwithstanding the foregoing clause (a), if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 4.14(a)(ii).
SECTION 4.5 Evidence of Indebtedness.
(a) Extensions of Credit. The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative

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Agent and each Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
(b) Participations. In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
SECTION 4.6 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 4.9, 4.10, 4.11 or 11.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 4.13 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant, other than to the Borrower or any of its Subsidiaries or Affiliates (as to which the provisions of this paragraph shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
SECTION 4.7 Administrative Agent’s Clawback.
(a) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (i) in the case of Base Rate Loans, not later than 12:00 noon on the date of any proposed borrowing and (ii) otherwise, prior to the proposed date of any

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borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.3(b) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(b) Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Issuing Lender or the Swingline Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Issuing Lender or the Swingline Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, the Issuing Lender or the Swingline Lender, as the case maybe, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, Issuing Lender or the Swingline Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, as the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(c) Nature of Obligations of Lenders Regarding Extensions of Credit. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit and Swingline Loans are several and are not joint or joint and several. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.
SECTION 4.8 Changed Circumstances.
(a) Circumstances Affecting LIBOR Rate Availability. Unless and until a Benchmark Replacement is implemented in accordance with clause (c) below, in connection with any request for a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined with reference to LIBOR or a conversion to or continuation thereof, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the LIBOR Rate for such Interest Period with respect to a

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proposed LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined with reference to LIBOR or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans or Base Rate Loan as to which the interest rate is determined with reference to LIBOR and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined with reference to LIBOR shall be suspended, and (i) in the case of LIBOR Rate Loans, the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon (subject to Section 4.1(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan; or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR as of the last day of such Interest Period; or (ii) in the case of Base Rate Loans as to which the interest rate is determined by reference to LIBOR, the Borrower shall immediately convert the then outstanding principal amount of each such Loan to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR.
(b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration of any Applicable Law by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or if compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans or Base Rate Loans as to which the interest rate is determined by reference to LIBOR, and the right of the Borrower to convert any Loan to a LIBOR Rate Loan or continue any Loan as a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined by reference to LIBOR shall be suspended and thereafter the Borrower may select only Base Rate Loans as to which the interest rate is not determined by reference to LIBOR hereunder, (ii) all Base Rate Loans shall cease to be determined by reference to LIBOR, and (iii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR for the remainder of such Interest Period.
(c) Effect of Benchmark Transition Event.
(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that

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Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 4.8(c) will occur prior to the applicable Benchmark Transition Start Date.
(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 4.8(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 4.8(c).
(iv) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a LIBOR Rate Loan of, conversion to or continuation of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of the Base Rate based upon LIBOR will not be used in any determination of the Base Rate.
SECTION 4.9 Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a LIBOR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. The Borrower shall be entitled to request that a Lender submit such a certificate prior to the Borrower paying any such amount to compensate such Lender.

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SECTION 4.10 Increased Costs.
(a) Increased Costs Generally. If any Change in Law shall:
(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;
(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii) impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender, the Issuing Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, the Issuing Lender or other Recipient, the Borrower shall promptly pay to any such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b) Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any Lending Office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or such Issuing Lender the Borrower shall promptly pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.
(c) Certificates for Reimbursement. A certificate of a Lender, the Issuing Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender, the Issuing Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender, the Issuing Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt

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thereof. The Borrower shall be entitled to request that a Recipient submit such a certificate prior to the Borrower paying any such amount to compensate such Recipient.
(d) Delay in Requests. Failure or delay on the part of any Lender, the Issuing Lender or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s, the Issuing Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender, the Issuing Lender or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender, the Issuing Lender or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s, the Issuing Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 4.11 Taxes.
(a) Issuing Lender. For purposes of this Section 4.11, the term “Lender” includes the Issuing Lender.
(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error. The Borrower shall be entitled to request that a Recipient submit such a certificate prior to the Borrower paying any such amount to compensate such Recipient.
(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower

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to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.9(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 4.11, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g) Status of Lenders.
(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.11(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii) Without limiting the generality of the foregoing:
(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;
(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of

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interest under any Loan Document, executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2) executed copies of IRS Form W-8ECI;
(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; or
(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D) if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

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Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.11 (including by the payment of additional amounts pursuant to this Section 4.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i) Survival. Each party’s obligations under this Section 4.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 4.12 Mitigation Obligations; Replacement of Lenders.
(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 4.10, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.11, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.10 or Section 4.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b) Replacement of Lenders. If any Lender requests compensation under Section 4.10, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.11, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 4.12(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions

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contained in, and consents required by, Section 11.9), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.10 or Section 4.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.9;
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii) in the case of any such assignment resulting from a claim for compensation under Section 4.10 or payments required to be made pursuant to Section 4.11, such assignment will result in a reduction in such compensation or payments thereafter;
(iv) such assignment does not conflict with Applicable Law; and
(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 4.13 Cash Collateral.
(a) Existence of Defaulting Lender. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent, the Issuing Lender or the Swingline Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of the Issuing Lender and/or the Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 4.14(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Swingline Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans, to be applied pursuant to subsection (c) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, the Issuing Lender and the Swingline Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 4.13 or Section 4.14 in respect of Letters of Credit and

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Swingline Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of the Issuing Lender and/or the Swingline Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 4.13 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, the Issuing Lender and the Swingline Lender that there exists excess Cash Collateral; provided that, subject to Section 4.14, the Person providing Cash Collateral, the Issuing Lender and the Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
SECTION 4.14 Defaulting Lenders.
(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 11.2.
(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender or the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Lender and the Swingline Lender with respect to such Defaulting Lender in accordance with Section 4.13; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swingline Loans issued under this Agreement, in accordance with Section 4.13; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of

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such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swingline Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with their respective Commitment Percentages without giving effect to Section 4.14(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 4.14(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii) Certain Fees.
(A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B) Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 4.13.
(C) With respect to any Commitment Fee or letter of credit commission not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.
(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 5.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 11.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting

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Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, repay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures set forth in Section 4.13.
(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Issuing Lender and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their Commitment Percentages (without giving effect to Section 4.14(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE V
CONDITIONS OF EXTENSIONS OF CREDIT
SECTION 5.1 Conditions to Initial Extensions of Credit. The obligation of each Lender to make its initial Loan and the obligation of the Issuing Lender to issue its initial Letter of Credit is subject to the satisfaction or waiver of each of the following conditions:
(a) Approval of Counsel. All legal matters incidental to the extension of credit by any Lender or the Issuing Lender shall be reasonably satisfactory to the Administrative Agent and its counsel.
(b) Documentation. The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, each Lender and the Issuing Lender, each of the following, duly executed and acknowledged where appropriate by all parties thereto:
(i) this Agreement, the Guaranty Agreement, the Security Agreement, the Pledge Agreement, the Intercreditor Agreement and each other Loan Document;
(ii) a Note executed by the Borrower in favor of each Lender requesting a Note;
(iii) opinions of counsel to the Borrower and the Guarantors;
(iv) specimen signatures certified by the Secretary, Manager or other appropriate officer, as applicable, of each Loan Party;
(v) Organization Documents and consents or resolutions of the board of directors (or other appropriate governing body) of each Loan Party, together with such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the

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organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated hereby and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated hereby;
(vi) Uniform Commercial Code search results and other lien search results reasonably satisfactory to the Administrative Agent;
(vii) security agreements duly executed by the applicable Loan Parties for all federally registered copyrights, copyright applications, patents, patent applications, trademarks and trademark applications included in the Collateral, in each case in proper form for filing with the U.S. Patent and Trademark Office or U.S. Copyright Office, as applicable; and
(viii) such other documents as the Administrative Agent or the Lenders may require.
(c) Pledged Collateral. The Collateral Agent shall have received (A) original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof.
(d) Notice of Borrowing/Notice of Account Designation. The Administrative Agent shall have received a Notice of Borrowing from the Borrower in accordance with Section 2.3(a), and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed.
(e) Financial Condition. Since December 31, 2018, no event or circumstance has occurred, as determined by any Lender, that could reasonably be expected to have a Material Adverse Effect, and no Lender shall have learned of any material adverse fact or information regarding the Borrower or any of its Subsidiaries, as represented to the date hereof, or of any material decline, as determined by any Lender, in the market value of any Collateral required hereunder or a substantial or material portion of the assets of the Borrower or any of its Subsidiaries.
(f) Insurance. The Borrower shall have delivered to the Administrative Agent evidence of insurance coverage on the Consolidated Group’s property, in form, substance, amounts, covering risks and issued by companies satisfactory to the Administrative Agent, and where required by the Administrative Agent, with lender’s loss payable and additional insured endorsements in favor of the Collateral Agent, for the benefit of the Secured Parties.
(g) Financial Information. The Administrative Agent and the Lenders shall have completed a satisfactory review of (i) the financial statements of the Consolidated Group for the fiscal year ended 2018, including balance sheets, income and cash flow statements audited by public accountants acceptable to the Administrative Agent and prepared in conformity with GAAP; (ii) the financial statements of the Consolidated Group for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, including management-prepared balance sheets, income and cash flow statements prepared in conformity with GAAP; and (iii) such other financial information as the Administrative Agent or any Lender may request.
(h) Amendment to Senior Note Purchase Agreement. The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, a concurrent amendment of the Senior Note Purchase Agreement in order to permit the Revolving Credit Facility hereunder (including any Revolving Credit Increase) and provide for revisions to the covenants thereunder in a manner consistent with this Agreement (such amendment being the First Amendment to

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Note Purchase and Private Shelf Agreement referred to in the definition of Senior Note Purchase Agreement in Section 1.1).
(i) PATRIOT Act.
(i) The Administrative Agent and the Lenders shall have received, prior to the Closing Date, all documentation and other information requested by the Administrative Agent or any Lender or required by regulatory authorities in order for the Administrative Agent and the Lenders to comply with requirements of any Anti-Money Laundering Laws, including the PATRIOT Act and any applicable “know your customer” rules and regulations.
(ii) The Borrower shall have delivered to the Administrative Agent, and directly to any Lender requesting the same, a Beneficial Ownership Certification in relation to it (or a certification that the Borrower qualifies for an express exclusion from the “legal entity customer” definition under the Beneficial Ownership Regulations), in each case prior to the Closing Date.
(j) Specified Payoff Indebtedness. The Administrative Agent shall have received evidence satisfactory to it that, concurrently with the closing, the Specified Payoff Indebtedness will be paid in full, the related credit facilities thereunder are terminated and any Liens securing the same are released.
(k) Fees and Expenses. The Borrower shall have delivered evidence of payment of all fees and expenses due the Administrative Agent and its counsel as of the date hereof.
Without limiting the generality of the provisions of the last paragraph of Section 10.3, for purposes of determining compliance with the conditions specified in this Section 5.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
SECTION 5.2 Conditions to All Extensions of Credit. The obligations of the Lenders to make or participate in any Extensions of Credit (including the initial Extension of Credit) and/or the Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, issuance or extension date:
(a) Representations and Warranties. The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (except to the extent already subject to a materiality standard in which case such representation or warranty shall be true and correct in all respects) on and as of such borrowing, issuance or extension date with the same effect as if made on and as of such date, except that (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except to the extent already subject to a materiality standard in which case such representation or warranty shall be true and correct in all respects) as of such earlier date and (ii) for purposes of this Section 5.2(a), the representations and warranties contained in Section 6.5 shall be deemed to refer to the most recent statements furnished pursuant to Sections 7.3(a) and (b), respectively.
(b) No Existing Default. No Default or Event of Default shall have occurred and be continuing (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

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(c) Notices. The Administrative Agent and, if applicable, the Issuing Lender shall have received a Notice of Borrowing or Letter of Credit Application, as the case may be, in accordance with the requirements hereof.
(d) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
The delivery by the Borrower of any Notice of Borrowing or Letter of Credit Application shall be deemed to be a representation and warranty by the Borrower that the conditions specified in Sections 5.2(a) and (b) have been satisfied on and as of the date the applicable Loan is made or Letter of Credit is issued, as the case may be.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Loan Parties hereby represent and warrant to the Administrative Agent and the Lenders both before and after giving effect to the transactions contemplated hereunder, which representations and warranties shall be deemed made on the Closing Date and as otherwise set forth in Section 5.2, that:
SECTION 6.1 Legal Status. The Borrower and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate, partnership or limited liability company, as applicable, power and authority to carry on its business as now conducted, and (c) except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect, is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required. No Loan Party nor any Subsidiary thereof is an EEA Financial Institution.
SECTION 6.2 Organizational Power; Authorization; Enforceability. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated hereby are within such Loan Party’s corporate, partnership or limited liability company, as applicable, powers and have been duly authorized by all necessary corporate, partnership or limited liability company, as applicable, action, and if required, shareholder, member, or partner action. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.
SECTION 6.3 Governmental Approvals; No Conflicts. The execution, delivery and performance by the Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any Applicable Law or the Organization Documents of the Borrower or such Loan Party or any order of any Governmental Authority applicable to

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the Borrower or such Loan Party, (c) will not violate or result in a default under any indenture, instrument or other material agreement binding on the Borrower or such Loan Party (including any Material Contract) or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or such Loan Party and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or such Loan Party, except Permitted Liens.
SECTION 6.4 Litigation. No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or any of their respective assets or properties (a) that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or result in monetary judgments or Liens against any Loan Party or any Subsidiary, individually or in the aggregate, in excess of $10,000,000, or (b) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby.
SECTION 6.5 Correctness of Financial Statements; Absence of Material Adverse Change. The financial statements described in Section 5.1(g), true copies of which have been delivered by the Borrower to the Administrative Agent prior to the Closing Date and all financial and other information supplied to the Administrative Agent after the Closing Date pursuant to Section 7.3, (a) are complete and correct and presents fairly the financial condition of the Consolidated Group, (b) discloses all liabilities of the Consolidated Group that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with GAAP consistently applied except as noted therein. Since December 31, 2018, there has been no event or circumstance, or series or events or circumstances, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
SECTION 6.6 Taxes. The Borrower, the Subsidiaries of the Borrower and each other Person for whose taxes any of the foregoing is liable have timely filed or caused to be filed all federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any material assessments made against it or its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Consolidated Group in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated. Without limitation of the foregoing, the Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year, which could reasonably be expected to result in an assessment or unfavorable adjustment in excess of $10,000,000.
SECTION 6.7 No Subordination. There is no agreement, indenture, contract or instrument to which the Borrower or any of its Subsidiaries is a party or by which such Person may be bound that requires the subordination in right of payment of any of such member’s obligations subject to this Agreement or any other Loan Document to any other obligation of any such member.
SECTION 6.8 Permits, Franchises. The Borrower and each of its Subsidiaries, respectively, possesses all material permits, consents, approvals, franchises and licenses required, as may be applicable to such Person, and rights to all trademarks, trade names, service marks, patents, and fictitious names, if any, and other rights with respect to the foregoing which are necessary to enable it to conduct the business in which it is now engaged in compliance in all material respects with Applicable Law, without known conflict with any such trademark, trade names, service marks, patents or other proprietary right of any Person where such conflict could reasonably be expected to have a Material Adverse Effect.

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SECTION 6.9 ERISA. In each case except as could not, individually or in the aggregate reasonably be expected to result in liabilities of any Loan Party in excess of $10,000,000, (a) the Borrower and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA; (b) neither the Borrower nor any ERISA Affiliate has violated any provision of any Plan or Multiemployer Plan maintained or contributed to by the Borrower or any ERISA Affiliate; (c) no ERISA Event has occurred and is continuing with respect to any Plan initiated by the Borrower or any ERISA Affiliate; (d) the Borrower and each ERISA Affiliate has met its obligations under the Pension Funding Rules with respect to each Plan; (e) each Plan or Multiemployer Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan or Multiemployer Plan documents and under generally accepted accounting principles; and (f) there is no pending or, to the best knowledge of the Borrower or any ERISA Affiliate, any ERISA Litigation. As of the Closing Date, the Borrower is not nor will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
SECTION 6.10 Compliance with Laws and Agreements. The Borrower and each of its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
SECTION 6.11 Environmental Matters. Except as set forth on Schedule 6.11, the Borrower and each of its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws. None of the operations of the Borrower or any of its Subsidiaries is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a Release of Hazardous Material into the environment. Except as set forth on Schedule 6.11, neither the Borrower nor any of its Subsidiaries has (a) become subject to any material Environmental Liability, (b) received notice of any claim with respect to any material Environmental Liability or (c) knows of any basis for any material Environmental Liability.
SECTION 6.12 Collateral.
(a) All of the Collateral is owned by the grantor of the security interest therein in favor of the Collateral Agent, for the benefit of the Secured Parties, free of any material title defects or any Liens, except for Permitted Liens.
(b) The Liens and security interests granted to the Collateral Agent for the benefit of the Secured Parties are valid first priority Liens and security interests in the Collateral (subject only to Permitted Liens), which Liens and security interests will, upon the filing of the UCC-1 financing statements, have been perfected in accordance with the requirements of all states in which any item of the Collateral is located or any grantor is organized to the extent that the filing of Uniform Commercial Code financing statements is sufficient to perfect such lien or security interest. Schedule 6.12 sets forth the address of all real property that is owned or leased by the Borrower or any of its Subsidiaries or at which any Collateral (except goods in transit) is located as of the Closing Date, in each case after giving effect to the transactions occurring on the Closing Date. For the avoidance of doubt, Customer Owned Inventory shall not be considered an asset of the Borrower or any of its Subsidiaries for purposes of this Agreement or any of the other Loan Documents; it being understood and agreed that, for purposes of this Agreement and the other Loan Documents, Borrower's or any of its Subsidiaries' interest in any Customer Owned Inventory is limited to a bailee's interest or the like.

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SECTION 6.13 Employee Relations. As of the Closing Date, no Loan Party nor any Subsidiary thereof is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 6.13. The Borrower does not know of any pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.
SECTION 6.14 Disclosure. No report, financial statement, certificate or document delivered by the Borrower, any Subsidiary or any Guarantor in connection with this Agreement or any other Loan Document nor any statement, representation, or warranty provided to the Administrative Agent or any Lender in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, in order to make any such warranty, representation or statement contained therein not misleading; provided that, with respect to projections, estimates and other forward-looking information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time. As of the Closing Date, all of the information included in the Beneficial Ownership Certification is true and correct.
SECTION 6.15 Properties. The Borrower and each of its Subsidiaries has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for Permitted Liens and transfer restrictions permitted under Section 8.9.
SECTION 6.16 Insurance. The properties of the Borrower and each of its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Person operates.
SECTION 6.17 Use of Proceeds. The proceeds of the Loans made on the Closing Date will be used only for (a) the repayment of the Specified Payoff Indebtedness and (b) the payment of fees and expenses related to the negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby. The proceeds of Loans made after the Closing Date and Letters of Credit will be used only for working capital needs, capital expenditures and for other general corporate purposes of the Loan Parties, including Permitted Acquisitions. No part of the proceeds of any Loan or Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X. Following the application of the proceeds of each Extension of Credit, not more than twenty-five percent (25%) of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.3 or Section 8.5 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness will be “margin stock”.
SECTION 6.18 Subsidiaries. As of the Closing Date, Schedule 6.18 sets forth an accurate and complete list of the Borrower and its Subsidiaries, showing the full legal name of such Person, its jurisdiction of organization, the location of its chief executive office, and the holders of the Equity Interests of such Person and the percentage of such Equity Interests held.
SECTION 6.19 Investment Company Act, Etc. No member of the Consolidated Group is (a) an “investment company”, as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt under this Agreement or the other Loan Documents.
SECTION 6.20 Solvency. Immediately after the consummation of the transactions contemplated hereby to occur on the Closing Date and immediately following the making of each Loan

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made on the Closing Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.
SECTION 6.21 Burdensome Provisions. No Subsidiary is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that violates the provisions of Section 8.9 (including any agreement or instrument existing on the Closing Date that, if entered into after the Closing Date, would have violated the provisions of Section 8.9).
SECTION 6.22 Material Contracts. Schedule 6.22 sets forth a complete and accurate list of all Material Contracts of each Loan Party and each Subsidiary thereof in effect as of the Closing Date. Other than as set forth in Schedule 6.22, as of the Closing Date, each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. To the extent requested by the Administrative Agent, each Loan Party and each Subsidiary thereof has delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on Schedule 6.22 or any other Schedule hereto. As of the Closing Date, no Loan Party nor any Subsidiary thereof (nor, to its knowledge, any other party thereto) is in breach of or in default under any Material Contract in any material respect.
SECTION 6.23 Intellectual Property Matters. The Borrower and each of its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and other rights with respect to the foregoing (collectively, “IP Rights”) which are reasonably necessary to conduct its business, without conflict with the rights of any other Person where such conflict could reasonably be expected to have a Material Adverse Effect, and Schedule 3 to the Security Agreement sets forth a complete and accurate list of all such IP Rights owned or used by the Borrower and each of its Subsidiaries (limited, in the case of trademarks, to those that are registered with the United States Patent and Trademark Office or otherwise material to the business of such Person). To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries infringes upon any rights held by any other Person, where such infringement could reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
SECTION 6.24 Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.
(a) None of (i) the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers, employees or Affiliates, or (ii) to the knowledge of the Borrower, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the Loans, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces

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Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (D) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.
(b) Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.
(c) Each of the Borrower and its Subsidiaries, and to the knowledge of the Borrower, director, officer, employee, agent and Affiliate of Borrower and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all respects and applicable Sanctions.
(d) No proceeds of any Extension of Credit have been used, directly or indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 8.11.
ARTICLE VII
AFFIRMATIVE COVENANTS
Until all of the Obligations (other than contingent indemnification or similar obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have expired, been terminated or been Cash Collateralized in accordance with the terms hereof and the Aggregate Commitments have expired or been terminated, the Borrower will, and will cause each of its Subsidiaries to:
SECTION 7.1 Punctual Payments. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by the Administrative Agent, the amount by which the outstanding principal balance of any credit subject hereto at any time exceeds any limitation on borrowings applicable thereto.
SECTION 7.2 Accounting Records. Maintain adequate books and records in accordance with GAAP consistently applied, and permit any representative of the Administrative Agent or any Lender, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of the Borrower and its Subsidiaries.
SECTION 7.3 Financial Statements. Provide to the Administrative Agent all of the following, in form and detail reasonably satisfactory to the Administrative Agent:
(a) not later than 120 days after and as of the end of each fiscal year of the Consolidated Group (commencing with the fiscal year ended December 31, 2019), the Consolidated Group’s audited consolidated balance sheet and related statements of operations, equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or another independent public accounting firm acceptable to the Administrative Agent (without any qualification or exception) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Consolidated Group on a consolidated basis in accordance with GAAP consistently applied;
(b) not later than forty-five (45) days after and as of the end of each fiscal quarter of the Consolidated Group (except the last fiscal quarter of each fiscal year), the Consolidated Group’s consolidated balance sheet and related statements of operations, equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in

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comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, such consolidated financial statements to be certified by a Responsible Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Consolidated Group on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c) contemporaneously with each annual and quarterly financial statement of the Consolidated Group required hereby, a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower demonstrating compliance with Section 8.1, together with such supporting information as is reasonably required by the Administrative Agent;
(d) on or before January 31 of each fiscal year, a budget for such fiscal year in form, substance and detail acceptable to the Administrative Agent, including, monthly operating and capital budgets, and projected monthly income statements and cash flows;
(e) promptly upon the request thereof, other information and documentation required under applicable “know your customer” rules and regulations, the PATRIOT Act or any applicable Anti-Money Laundering Laws, in each case as from time to time reasonably requested by the Administrative Agent or any Lender; and
(f) promptly, from time to time such other information as the Administrative Agent or any Lender may reasonably request.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Lender materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Lender and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.10); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers, shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

SECTION 7.4 Compliance. Preserve and maintain all material licenses, permits, government approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with (a) the provisions of all documents pursuant to which the Borrower and each Subsidiary is organized and/or which govern the Borrower’s or any Subsidiary’s continued existence, (b) the provisions of all Material Contracts, and (c) the requirements of all laws, rules, regulations and orders of any

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Governmental Authority applicable to the Borrower or any Subsidiary and/or its business, including Environmental Laws and ERISA, except where, the case of clauses (a), (b) and (c) above, such failure to comply could not reasonably be expected to have a Material Adverse Effect.
SECTION 7.5 Insurance. Maintain and keep in force insurance of the types and in amounts and with deductibles customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates, with all such insurance carried with financially sound and reputable insurance companies not Affiliates of the Borrower, and deliver to the Administrative Agent from time to time at the Administrative Agent’s request schedules setting forth all insurance then in effect. Such insurance shall (a) provide for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance (except in the case of the foregoing as a result of non-payment of premium in which case only 10 days’ prior notice shall be required), (b) have lender’s loss payable (in the case of property policies) and additional insured (in the case of liability policies) endorsements satisfactory to the Administrative Agent, and (c) otherwise comply with the provisions of the Security Documents.
SECTION 7.6 Facilities. Keep all properties useful or necessary to such Person’s business in good repair and condition, ordinary wear and tear excepted, and from time to time make necessary repairs, renewals and replacements thereto, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 7.7 Taxes and Other Liabilities. Pay and discharge when due any and all taxes, assessments and similar obligations, relating to both real or personal property, including without limitation federal and state income taxes and state and local property taxes and assessments, except where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves.
SECTION 7.8 Notice to the Administrative Agent. Promptly (but in no event more than five (5) Business Days (or such longer period as the Administrative Agent may agree in is sole discretion) after the occurrence of each such event or matter) give written notice to the Administrative Agent in reasonable detail of: (a) the occurrence of any Default or Event of Default; (b) any change in the name, jurisdiction or the organizational structure of the Borrower or any Subsidiary; (c) the occurrence and nature of any ERISA Event or Prohibited Transaction, each as defined in ERISA, or any failure to comply with the Pension Funding Rules with respect to any Plan or Multiemployer Plan, in each case that could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; (d) any termination or cancellation of any insurance policy which any member of the Consolidated Group is required to maintain, any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting any such member’s property in excess of an aggregate of $5,000,000; (e) the occurrence and nature of any notices, complaints, orders or other claim received by the Borrower or any of its Subsidiaries relating to the violation by the Borrower or any of its Subsidiaries of any applicable Environmental Laws, any Release by the Borrower or any of its Subsidiaries of, or by any Person handling, transporting or disposing of, Hazardous Materials on its behalf into the environment except where occurring legally pursuant to a permit or license or except where such violation or Release could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or any material Environmental Liability; (f) any action, litigation, suit, proceeding, claim or dispute pending or, to the knowledge of the Borrower, threatened, or contemplated at law, in equity, in arbitration or before any Governmental Authority, arbitrator, court or administrative agency involving a claim in excess of $10,000,000 against the Borrower or any of its Subsidiaries or any of their respective assets; (g) any material change in accounting policies or practices by any member of the Consolidated Group; and (h) any development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

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SECTION 7.9 Additional Subsidiaries.
(a) Additional Domestic Subsidiaries. Promptly notify the Administrative Agent of the creation or acquisition of any Subsidiary that is a Domestic Subsidiary (other than an Excluded Subsidiary) or if any Subsidiary is required to become a Guarantor pursuant to the financial tests set forth in the definition of “Immaterial Subsidiary” (including as a result of the aggregation tests set forth in such definition) and, within thirty (30) days after such creation, acquisition or qualification, as such time period may be extended by the Administrative Agent in its sole discretion, cause such Domestic Subsidiary to (i) become a Guarantor by delivering to the Administrative Agent a duly executed supplement to the Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) grant a security interest in all Collateral (other than Excluded Assets) owned by such Domestic Subsidiary by delivering to the Collateral Agent a duly executed supplement to each applicable Security Document or such other document as the Collateral Agent shall deem appropriate for such purpose and comply with the terms of each applicable Security Document (provided that no actions shall be required in any non-U.S. jurisdiction in order to perfect the Collateral Agent’s security interests in any intellectual property), (iii) deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 5.1 as may be reasonably requested by the Administrative Agent, (iv) if such Equity Interests are certificated, deliver to the Collateral Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Person, (v) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Domestic Subsidiary, and (vi) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.
(b) Additional Foreign Subsidiaries. Notify the Administrative Agent promptly after any Person becomes a First-Tier Foreign Subsidiary, and promptly thereafter (and, in any event, within forty five (45) days after such notification, as such time period may be extended by the Administrative Agent in its sole discretion), cause (i) the applicable Loan Party to deliver to the Collateral Agent Security Documents pledging sixty‑five percent (65%) of the total outstanding voting Equity Interests (and one hundred percent (100%) of the non-voting Equity Interests) of any such new First-Tier Foreign Subsidiary and a consent thereto executed by such new First-Tier Foreign Subsidiary (including, without limitation, if applicable, original certificated Equity Interests (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Equity Interests of such new First-Tier Foreign Subsidiary, together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof), (ii) such Person to deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 5.1 as may be reasonably requested by the Administrative Agent, (iii) such Person to deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with regard to such Person and (iv) such Person to deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.
SECTION 7.10 Information Regarding Collateral. Furnish to the Administrative Agent and the Collateral Agent prompt written notice of any change (a) in any Loan Party’s legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (b) in the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (c) in any Loan Party’s legal identity or legal organizational structure or (d) in any Loan Party’s Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the

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preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent and the Collateral Agent if any material portion of the Collateral is damaged or destroyed.
SECTION 7.11 Further Assurances.
(a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents, but excluding (i) the recordation or filing of any mortgages, fixture filings or similar security documents in any real property records and (ii) any actions in any non-U.S. jurisdiction to perfect the Collateral Agent’s security interests in any intellectual property), which may be required under any Applicable Law, or which the Administrative Agent or the Collateral Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties.
(b) If any material assets (excluding (i) any real property and (ii) any Excluded Assets) are acquired by the Borrower or any Subsidiary after the Closing Date (other than assets constituting Collateral under the Security Documents that have become subject to the Liens granted under such Security Documents upon acquisition thereof), promptly notify the Administrative Agent thereof, and, if requested by the Administrative Agent or the Collateral Agent, cause such assets to be subjected to a Lien securing the Secured Obligations (and the Senior Note Indebtedness) and take, and cause its Subsidiaries to take, such actions as shall be necessary or reasonably requested by the Administrative Agent or the Collateral Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.
(c) From time to time take such actions and execute and deliver such documents and instruments as the Administrative Agent shall require to ensure that the Collateral Agent, on behalf of the Secured Parties, shall have received currently effective Loan Documents pledging and granting security interests or other Liens acceptable to the Administrative Agent, as security for the Secured Obligations, on substantially all of the assets of the Borrower and each of its Subsidiaries, now owned or hereafter acquired, including all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment, general intangibles, instruments, inventory and investment property (each as defined in Article 9 of the UCC), but excluding any real property and any Excluded Assets, subject to no prior Lien or other encumbrance or restriction on transfer except as expressly permitted hereunder; provided that, except to the extent requested by the Administrative Agent or the Collateral Agent, no Loan Party shall be required to record the Collateral Agent’s lien on the certificate of title with respect to any motor vehicles, trailers, mobile homes, manufactured homes, boats or rolling stock that constitute Collateral. All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements and other documents as the Administrative Agent or the Collateral Agent shall reasonably require, all in form and substance satisfactory to the Administrative Agent and the Collateral Agent. Without limitation of the foregoing, the Borrower will, and will cause each Subsidiary to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents as the Administrative Agent or the Collateral Agent may reasonably require from time to time. The Borrower shall reimburse the Administrative Agent immediately upon demand

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for all reasonable costs and expenses incurred by the Administrative Agent in connection with any of the foregoing security, including without limitation, filing and recording fees and taxes.
SECTION 7.12 Deposit Accounts and Collections.
(a) Maintain its primary depositary and operating accounts with one or more Lenders; and
(b) Cause all collections and/or payments in respect of accounts or other Collateral and all other proceeds whatsoever of or from any Collateral to be promptly paid into one or more (i) deposit accounts maintained with the Administrative Agent or, (ii) except with respect to deposit accounts with aggregate balances not exceeding $1,000,000 at any time for all such deposit accounts, deposit accounts subject to a deposit account control agreement in form and substance satisfactory to the Administrative Agent, in each case in accordance with procedures and arrangements reasonably acceptable to the Administrative Agent and subject only to such changes as may be approved in advance by the Administrative Agent.
SECTION 7.13 Visits and Inspections. Permit representatives of the Administrative Agent or any Lender, from time to time upon prior reasonable notice and at such times during normal business hours, at the expense of the Borrower, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects; provided that excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year at the Borrower’s expense; provided further that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time without advance notice.
SECTION 7.14 Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation; Anti-Money Laundering Laws and Sanctions. The Borrower will (a) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.
ARTICLE VIII
NEGATIVE COVENANTS
Until all of the Obligations (other than contingent indemnification or similar obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have expired, been terminated or been Cash Collateralized in accordance with the terms hereof and the Aggregate Commitments have expired or been terminated, the Borrower will not, and will not permit any of its Subsidiaries to:
SECTION 8.1 Financial Covenants.

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(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter to be greater than 3.50 to 1.00; provided that if the aggregate consideration paid in connection with any Permitted Acquisition, when taken together with the aggregate consideration for any previous Permitted Acquisitions since the Closing Date, is in excess of $100,000,000, then the Borrower shall have the right to elect to increase the maximum permitted Consolidated Leverage Ratio required to be maintained by this Section 8.1(a) to 4.00 to 1.00 during the fiscal quarter in which such acquisition is consummated (the “Trigger Quarter”) and each of the following three fiscal quarters following the Trigger Quarter (such period, the “Elevated Ratio Period”) so long as (a) there is at least one fiscal quarter end after the end of each Elevated Ratio Period at which the Consolidated Leverage Ratio is less than or equal to 3.50 to 1.00, (b) there shall be no more than one Elevated Ratio Period in effect at any given time, (c) there shall be no more than two Elevated Ratio Periods during the term of this Agreement, and (d) the aggregate consideration for the Permitted Acquisition giving rise to the second Elevated Ratio Period must be in excess of $5,000,000. Such election shall be made by the delivery of a written notice by the Borrower to the Administrative Agent making reference to this Section 8.1(a) and notifying the Administrative Agent of the Borrower’s exercise of this right on or prior to the date of the actual or required delivery of a Compliance Certificate for the Trigger Quarter.
(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio at the end of any fiscal quarter to be less than 1.25 to 1.00.
SECTION 8.2 Indebtedness. Create, incur, assume or permit to exist any Indebtedness, except:
(a) the Obligations;
(b) any Indebtedness existing on the date hereof and set forth on Schedule 8.2, together with any Permitted Refinancings thereof;
(c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
(d) Indebtedness incurred to make capital expenditures or acquire, construct or improve a fixed or capital asset so long as the aggregate outstanding principal amount of such Indebtedness does not at any time exceed $15,000,000;
(e) Indebtedness and obligations owing under (i) Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes and (ii) Secured Cash Management Agreements entered into in the ordinary course of business;
(f) Indebtedness of a Loan Party owing to another Loan Party or, to the extent permitted by Section 8.6 below, of a Subsidiary of a Loan Party to a Loan Party;
(g) Guarantees by any Loan Party of Indebtedness of another Loan Party that is otherwise permitted hereunder;
(h) contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete or similar obligation of any Loan Party incurred in connection with the consummation of any Permitted Acquisition or any Disposition permitted hereunder;

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(i) the Senior Note Indebtedness in an aggregate principal amount up to $125,000,000, together with any increases thereto to the extent such increase satisfies the requirements for the incurrence of Incremental Equivalent Debt set forth in the proviso to clause (k) below and, in each case, any Permitted Refinancings thereof;
(j) unsecured Indebtedness of the Borrower owing to former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase or redemption by the Borrower of its Equity Interests that have been issued to such Persons, so long as (A) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, and (B) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $5,000,000;
(k) Indebtedness in respect of:
(i) one or more series of senior or subordinated notes issued by the Borrower that are either, at the option of the Borrower, (x) unsecured or (y) secured by Liens on the Collateral ranking junior to or pari passu with the Liens securing the Obligations and the Senior Note Indebtedness; and
(ii) senior or subordinated loans made to the Borrower that are either, at the option of the Borrower, (x) unsecured or (y) secured by Liens on Collateral ranking junior to or pari passu with the Liens securing the Obligations and the Senior Note Indebtedness (any such Indebtedness described in clause (i) above or this clause (ii), “Incremental Equivalent Debt”) and any Permitted Refinancing of any Incremental Equivalent Debt; provided that:
(1)  no Incremental Equivalent Debt may be incurred unless, after giving effect to the incurrence of such Incremental Equivalent Debt, and after giving effect to any Permitted Acquisition, other Investment, or any sale, transaction or other Disposition or any incurrence of Indebtedness or repayment of Indebtedness consummated concurrently therewith, the Borrower has, on a Pro Forma Basis, a Consolidated Leverage Ratio not greater than 3.25 to 1.00; provided that the maximum Consolidated Leverage Ratio limitation set forth in this clause (1) shall not apply to incurrences of Incremental Equivalent Debt that are used to term out or otherwise refinance then existing Indebtedness (and, in the case of any refinanced Indebtedness that consists of revolving credit Indebtedness, to permanently reduce the available amount of such Indebtedness by the amount so refinanced);
(2)  no Default or Event of Default shall have occurred and be continuing or would exist immediately after giving effect to the incurrence of such Incremental Equivalent Debt;
(3)  the Borrower shall be in compliance with Section 8.1 on a Pro Forma Basis after giving effect to the incurrence of such Incremental Equivalent Debt, and after giving effect to any Permitted Acquisition, other Investment, or any sale, transaction or other Disposition or any incurrence of Indebtedness or repayment of Indebtedness consummated concurrently therewith, as of the end of the most recently ended fiscal quarter;
(4)  the Weighted Average Life to Maturity of such Incremental Equivalent Debt shall be no shorter than the Weighted Average Life to Maturity

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of any Senior Note Indebtedness then outstanding or any Permitted Refinancings thereof;
(5)  all other terms of such Indebtedness not covered in this clause (k) shall be determined by the Borrower and the investors or lenders of such Incremental Equivalent Debt and to the extent such Incremental Equivalent Debt takes the form of loans or senior notes and the terms and documentation for such loans or senior notes, taken as a whole, are not substantially the same as the Loans or Senior Note Indebtedness (other than, in each case, pricing, amortization and maturity) (as determined by the Borrower in good faith), such terms and conditions shall be reasonably acceptable to the Administrative Agent if they are adverse to the Borrower or more restrictive than the terms and conditions applicable to the Loans or any Senior Note Indebtedness (except for covenants and events of default applicable only to periods after the later of the Maturity Date in effect at the time such Incremental Equivalent Debt is entered into or the maturity date of any Senior Note Indebtedness that is outstanding at the time such Incremental Equivalent Debt is entered into);
(6) no Incremental Equivalent Debt shall be incurred by or subject to any Guarantee by any Person other than the Borrower and the Guarantors, respectively, and shall not be secured by any property or assets of any Loan Party other than Collateral;
          provided, further, if such Incremental Equivalent Debt:
         (x) is secured on a pari passu basis with the Loans and the Senior Note Indebtedness,
(1) the holders of such Indebtedness or a representative thereof will join in and become a party to the Intercreditor Agreement, or otherwise enter into an intercreditor agreement with the Administrative Agent and the holders of any outstanding Senior Note Indebtedness or a representative thereof, in each case in a manner or pursuant to such documentation as is reasonably acceptable to the Administrative Agent and the requisite holders of such Senior Note Indebtedness; and
(2) such Indebtedness shall not require mandatory prepayments (except scheduled amortization permitted by clause (4) to the first proviso above) that are more restrictive than any mandatory prepayments applicable to the Loans and any Senior Note Indebtedness and may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments (except scheduled amortization permitted by clause (4) to the first proviso above) applicable to the Loans and any Senior Note Indebtedness, or
(y) is secured on a junior basis with the Loans and the Senior Note Indebtedness, (1) the holders of such indebtedness or a representative thereof will enter into an intercreditor agreement with the Administrative Agent and the holders of the Senior Note Indebtedness or a representative thereof that is reasonably acceptable to the Administrative Agent and the requisite holders of any Senior Note Indebtedness and (2) such Indebtedness shall not have any scheduled principal prepayments or be subject to any mandatory redemption or prepayment provisions (except for customary change of control provisions and

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customary asset sale provisions that permit application of the applicable proceeds to the payment of the Obligations and any Senior Note Indebtedness or other secured Incremental Equivalent Debt prior to application to such Indebtedness) due prior to the date that is ninety-one (91) days after the later of the Maturity Date then in effect or the latest maturity date of any of the Senior Note Indebtedness then outstanding, or
(z) is unsecured, such Indebtedness shall not have any scheduled principal prepayments (except scheduled amortization permitted by clause (4) to the first proviso above) or be subject to any mandatory redemption or prepayment provisions (except for customary change of control provisions and customary asset sale provisions that permit application of the applicable proceeds to the payment of the Obligations and any Senior Note Indebtedness or other secured Incremental Equivalent Debt prior to application to such Indebtedness) due prior to the date that is ninety-one (91) days after the later of the Maturity Date then in effect or the latest maturity date of any of the Senior Note Indebtedness then outstanding;
(l) Permitted IRB Financings, and Permitted Refinancings thereof;
(m) Indebtedness incurred by a Loan Party to acquire a new or replacement aircraft for its own use or another Loan Party’s use, so long as the aggregate outstanding principal amount of such Indebtedness does not at any time exceed $10,000,000; and
(n) other unsecured Indebtedness so long as the aggregate outstanding principal amount of such Indebtedness does not at any time exceed $10,000,000.
SECTION 8.3 Liens. Mortgage, pledge, grant or permit to exist a security interest in, or other Lien upon, all or any portion of the Borrower’s or any Subsidiary’s assets now owned or hereafter acquired, except:
(a) any Lien in favor of the Collateral Agent pursuant to the Security Documents;
(b) any Lien that is existing on the Closing Date and set forth on Schedule 8.3 including any renewals or replacements thereof; provided that (i) such Lien shall not apply to any other asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof or any renewals or refinancings thereof which do not increase the principal amount of such obligations;
(c) Permitted Encumbrances;
(d) purchase money Liens upon or in any inventory or any fixed or capital asset (in each case including any proceeds thereof) to secure the purchase price thereof or, in the case of any fixed or capital asset, the cost of construction or improvement of such fixed or capital asset (including Liens securing any Capital Lease Obligations and Liens securing Indebtedness permitted under Section 8.2(m)); provided that (i) such Lien secures Indebtedness permitted by Section 8.2(d) or Section 8.2(m) or, in the case of any Lien on inventory, the purchase price of such inventory and other inventory purchased from such supplier, (ii) such Lien attaches to such asset concurrently or within 90 days after the acquisition, improvement or completion of the construction thereof; (iii) such Lien does not extend to any other asset (except that any Lien securing Indebtedness permitted by Section 8.2(m) may, if the aircraft is leased by one Loan Party to another, extend to the lessor's rights under such lease); and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such asset;

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(e) to the extent constituting a Lien, any lease of any Permitted Real Estate;
(f) Liens on property securing Indebtedness permitted to be incurred under Section 8.2(i) or 8.2(k) hereof, but only if the priority of such Liens is pari passu with or junior to the Lender's Liens on such property pursuant to an intercreditor agreement entered into in accordance with Section 8.2(k) or, if applicable, the Intercreditor Agreement;
(g) Liens securing Permitted IRB Financings, including any Permitted Refinancings thereof, provided that such Liens encumber only the related IRB Property; and
(h) other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $10,000,000.
Notwithstanding anything to the contrary in this Agreement, the Borrower shall not, nor shall it permit any Subsidiary to, mortgage, pledge, grant or permit to exist a security interest in, or other Lien upon, any of its real property now owned or hereafter acquired, except, (w) Permitted Encumbrances, (x) any Lien that is existing on the Closing Date and set forth on Schedule 8.3, (y) to the extent constituting a Lien, any lease of any Permitted Real Estate, and (z) any lease of or Lien upon any IRB Property, in each case in connection with any Permitted IRB Financings or Permitted Refinancings thereof.
SECTION 8.4 Merger, Consolidation, Etc. Merge into or consolidate with any other Person or enter into any other line of business other than those conducted as of the date hereof or businesses reasonably related thereto or Dispose of all or substantially all of its assets or liquidate or dissolve, except that, in each of the foregoing cases, if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing:
(a) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the survivor;
(b) any Subsidiary may merge into any other Subsidiary in a transaction in which the survivor is a Subsidiary and is a Loan Party, and any Subsidiary that is not a Loan Party may merge into any other Subsidiary that is not a Loan Party;
(c) any Loan Party may transfer assets to any other Loan Party, and any Subsidiary that is not a Loan Party may transfer assets to any Loan Party and to any other Subsidiary that is not a Loan Party;
(d) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not disadvantageous to the Administrative Agent, any Lender or the Issuing Lender; and
(e) any Subsidiary may merge into any Person or acquire all or substantially all of the assets of any other Person in a transaction permitted by Section 8.6 in which the survivor in any such merger or the acquirer of such assets is a wholly-owned Subsidiary and is a Loan Party.
SECTION 8.5 Transfer of Assets. Dispose of any of its assets, business or property, whether now owned or hereafter acquired, including any Equity Interest owned by it, nor will the Borrower permit any of its Subsidiaries to issue any additional Equity Interest in such Subsidiary other than to a Loan Party, except:
(a) the Disposition for fair market value of obsolete or worn out equipment or other fixed assets not necessary for operations Disposed of in the ordinary course of business;

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(b) the sale of inventory and Eligible Investments in the ordinary course of business;
(c) Dispositions solely between or among Loan Parties;
(d) transfers of assets by any Loan Party to any Subsidiary that is not a Loan Party, provided that (i) no Default or Event of Default exists at the time of each such transfer or would occur as a result of such transfer, (ii) such transferred assets do not include any Equity Interests of any Loan Party, and (iii) the sum of (A) the aggregate amount transferred to all such Subsidiaries by all Loan Parties in any fiscal year plus (B) any Investments made under Section 8.6(n) does not exceed $10,000,000 in any fiscal year;
(e) so long as no Default or Event of Default exists or would occur as a result thereof, the sale, lease or other disposition of Permitted Real Estate;
(f) to the extent constituting Dispositions, transactions permitted by Sections 8.3, 8.4, 8.6 and 8.7 and the expenditure or other transfer or use of cash or cash equivalents in transactions not otherwise prohibited by this Agreement;
(g) [reserved];
(h) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights and other intellectual property in the ordinary course of business or consistent with customary industry practices;
(i) the abandonment of trademarks and other intellectual property which the Borrower in good faith determines are no longer useful to its or a Subsidiary's business;
(j) any involuntary loss, damage or destruction of property, including the abandonment or other Disposition of stale, spoiled or otherwise non-conforming inventory;
(k) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition or use of property;
(l) any sale, lease or other Disposition of any IRB Property in connection with any Permitted IRB Financings; and
(m) other Dispositions of assets (other than Equity Interests in a Subsidiary that is a Loan Party) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets Disposed of in reliance upon this clause (m) shall not exceed $5,000,000 in any fiscal year;
provided, further, that all Dispositions permitted by clauses (a), (b) (e), (h) and (m) shall be made for fair value.
SECTION 8.6 Loans, Advances, Investments. Purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger), any Equity Interests, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called “Investments”), or make any Acquisition, except:
(a) Investments existing on the date hereof and set forth on Schedule 8.6;
(b) Eligible Investments;

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(c) Investments by a Loan Party in another Loan Party;
(d) Guarantees permitted pursuant by Section 8.2, and any Guarantees by a Loan Party of any obligations otherwise permitted to be incurred by another Loan Party (and without regard to whether the obligations guaranteed constitute Indebtedness);
(e) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;
(f) loans and advances to employees who are not holders of Equity Interests of the Borrower in the ordinary course of business for travel, relocation and similar expenses so long as the aggregate outstanding principal amount of such loans and advances does not at any time exceed $1,000,000;
(g) Hedge Agreements otherwise permitted hereunder;
(h) Permitted Acquisitions occurring after the Closing Date;
(i) Investments in joint ventures, corporate collaborations and strategic alliances in the ordinary course of the Borrower’s or a Subsidiary’s business (including the acquisition of non-controlling Equity Interests in a Person); provided that (i) such Investments do not interfere in any material respect with the ordinary conduct of the business of the Borrower or its Subsidiaries or result in a material diminution in the value of the Collateral as security for the Obligations other than by virtue of any assets invested pursuant to such Investment ceasing to be Collateral, and (ii) the aggregate amount of any Investments made by the Borrower or any Subsidiary in connection with all such joint ventures collaborations and alliances shall not exceed $50,000,000 in the aggregate at any time outstanding (it being understood that (x) for purposes of determining the amount of any Investment outstanding under this clause (i), such amount shall be deemed to be the amount of such Investment when made purchased or acquired without adjustment for subsequent increases or decreases in the value of such Investment less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested), and (y) if any subsequent Investment in a Person results in the Acquisition by the Borrower or a Subsidiary of a Controlling Equity Interests in such Person in a transaction that constitutes a Permitted Acquisition under clause (h) above, the amount of any prior Investments in such acquired Person pursuant to this clause (i) shall be deemed to be no longer outstanding);
(j) equity Investments by any Loan Party in any Subsidiary of such Loan Party which is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law;
(k) promissory notes and other non-cash consideration received in connection with any sale, transfer or other Disposition permitted hereunder;
(l) the purchase of Equity Interests of the Borrower for distribution to directors, officers or employees of the Consolidated Group in connection with restricted stock units or similar rights issued to such directors, officers or employees pursuant to employee compensation or similar plans consistent with the plans in effect on the Closing Date;
(m) Investments consisting of bonds or the like issued pursuant to or in connection with Permitted IRB Financings, including any Permitted Refinancings thereof; and

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(n) any other Investments so long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the sum of (A) the aggregate amount of Investments made under this clause (n) plus (B) the aggregate amount of Dispositions made under Section 8.5(d) does not exceed $10,000,000 in any fiscal year of the Borrower.
SECTION 8.7 Restricted Payments. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing, other than:
(a) Restricted Payments made by any Subsidiary to the Borrower or any other Loan Party;
(b) distributions to former employees, officers, or directors of the Borrower (or any spouses, ex-spouses, or estates of any of the foregoing) on account of redemptions of Equity Interests of the Borrower held by such Persons, provided, that the aggregate amount of such redemptions made by the Borrower does not exceed $2,000,000 in any fiscal year of the Borrower;
(c) the Borrower may make distributions to former employees, officers, or directors of the Borrower (or any spouses, ex-spouses, or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to the Borrower on account of repurchases of the Equity Interests of the Borrower held by such Persons; provided that such Indebtedness was incurred by such Persons solely to acquire Equity Interests of the Borrower; and
(d) so long as no Default exists or will exist after giving effect thereto on the date thereof and on a Pro Forma Basis as if such Restricted Payment occurred on the last day of the most recently ended four-fiscal quarter period of the Borrower, other Restricted Payments made in cash by the Borrower in respect of its Equity Interests.
SECTION 8.8 Transactions with Affiliates. Dispose of any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:
(a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties;
(b) transactions between or among the Loan Parties not involving any other Affiliates and transactions permitted under Section 8.5(d); and
(c) any Restricted Payment permitted by Section 8.7.
SECTION 8.9 Burdensome Agreements. Enter into or cause, suffer or permit to exist any agreement with any Person that (x) limits the ability of any Subsidiary to make Restricted Payments to the Borrower, (y) limits the ability of any Subsidiary to Guarantee the Obligations; provided that the foregoing shall not apply to restrictions or conditions imposed under any of the Loan Documents or, to the extent no more restrictive than the Loan Documents, any document or agreement pertaining to any Indebtedness permitted by Section 8.2(i) or 8.2(k), or (z) restricts the ability of the Borrower or any Subsidiary to create, incur or permit any Lien upon any of its assets, whether now owned or hereafter acquired; provided that (i) the foregoing shall not apply to restrictions or conditions imposed by applicable law, under the Loan Documents or, with respect to IRB Property, pursuant to Permitted IRB Financings, or, to the extent no more restrictive than the Loan Documents, any document or agreement pertaining to any Indebtedness permitted by Section 8.2(i) or 8.2(k), and (ii) this clause (z) shall not apply to:

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(a) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to assets the acquisition of which was financed by such Indebtedness;
(b) customary restrictions that arise in connection with any Disposition permitted by Section 8.5 and relate solely to the assets or Person subject to such Disposition;
(c) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 8.6 and applicable solely to such joint venture and its equity entered into in the ordinary course of business;
(d) customary provisions restricting subletting, transfer or assignment of any lease;
(e) customary provisions in commercial contracts entered into in the ordinary course of business restricting the assignment or transfer thereof;
(f) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;
(g) restrictions regarding licensing or sublicensing by the Borrower or any Subsidiary of intellectual property in the ordinary course of business; and
(h) restrictions on cash earnest money deposits in favor of sellers in connection with Acquisitions not prohibited hereunder.
SECTION 8.10 Amendment of Certain Agreements. Amend or modify, or waive any of its rights under any of its Organization Documents or any Material Contract, in any case in a manner that is material and adverse to the Administrative Agent, any Lender or the Issuing Lender; provided, that nothing in this Agreement shall require any member of the Consolidated Group to maintain or to renew, or shall prohibit any member of the Consolidated Group from terminating, any Material Contract, so long as the failure to maintain or renew or the termination of such Material Contract (and, if applicable, after giving effect to any new contract entered or to be entered into in full or partial replacement of such Material Contract) could not reasonably be expected to have a Material Adverse Effect.
SECTION 8.11  Use of Funds; Anti-Corruption. (a) Use any of the proceeds of any Loan or any Letter of Credit except for the purposes stated in Section 6.17 or (b) request or use any Extension of Credit, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Extension of Credit, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 8.12  Accounting Changes; Fiscal Year. Make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of any member of the Consolidated Group, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Borrower.
SECTION 8.13 Sale-Leasebacks. Enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for

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substantially the same purpose or purposes as the property sold or transferred in each case excluding any sale-leaseback of Permitted Real Estate or property subject to a Disposition pursuant to Sections 8.5(l) or (m).
SECTION 8.14 Restrictions Pertaining to Certain Debt. (a) Amend or modify any loan agreement, note purchase agreement or other material document governing any Indebtedness incurred pursuant to Section 8.2(k) that is subordinated in right of payment to the Obligations or is secured on a junior lien basis to the Liens securing the Obligations (collectively, “Junior Financing”) in any manner that is adverse to the Administrative Agent, any Lender or the Issuing Lender, or (b) prepay, redeem, purchase, defease or otherwise satisfy any Junior Financing prior to the scheduled maturity thereof in any manner except (i) the refinancing thereof with any Indebtedness that constitutes a Permitted Refinancing or is permitted pursuant to Section 8.2(k), and (ii) regularly scheduled payments of interest and other amounts (other than principal) to the extent permitted by the applicable intercreditor or subordination agreement entered into in connection with such Junior Financing.
ARTICLE IX
DEFAULT AND REMEDIES
SECTION 9.1 Events of Default. Each of the following shall constitute an event of default (each, an “Event of Default”):
(a) The Borrower or any Guarantor shall fail to pay (i) any principal when due (whether at maturity, by reason of acceleration or otherwise), or (ii) any interest, fees or other amounts when due and such failure shall continue for a period of three (3) Business Days.
(b) (i) The Borrower shall fail to observe or perform any covenant or agreement contained in Section 7.3, 7.4(a) (with respect to any Loan Party’s existence), 7.8, 7.9, 7.13, 7.14 or Article VIII (other than Section 8.9(y) and 8.9(z)), or (ii) any event shall occur that constitutes an “Event of Default” set forth in any other Loan Document.
(c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in clauses (a) and (b) above) and such default shall continue for a period of thirty (30) days from the earlier to occur of (i) the date the Borrower or any Guarantor obtains knowledge of such default and (ii) the date written notice of such default is provided by the Administrative Agent to the Borrower.
(d) Any financial statement or certificate furnished to the Administrative Agent or any Lender in connection with, or any representation or warranty made by or on behalf of the Borrower or any of its Subsidiaries under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect (without duplication of any materiality qualifiers contained therein) when furnished or made.
(e) The Borrower or any of its Subsidiaries (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on (i) the Senior Note Indebtedness, (ii) any Indebtedness (other than the Loans or any Reimbursement Obligation), or (iii) obligations in respect of one or more Hedge Agreements of any one or more of the Borrower or any of its Subsidiaries, in each case of clauses (ii) and (iii), in an aggregate principal amount exceeding $10,000,000 (clauses (i) through (iii) collectively, whether singly or in the aggregate, “Material Indebtedness”) that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Material Indebtedness; or any other event shall occur or condition shall exist under any agreement

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or instrument relating to such Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Material Indebtedness; or any such Material Indebtedness shall be declared to be due and payable; or required to be prepaid or redeemed (other than by a regularly scheduled required payment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Material Indebtedness shall be required to be made, in each case prior to the stated maturity thereof.
(f) Any judgment or order for the payment of money in excess of $10,000,000 in the aggregate (net of independent third-party insurance as to which the insurance carrier does not dispute the coverage of such payment) shall be rendered against the Borrower or any of its Subsidiaries, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order (if not otherwise satisfied or discharged before the end of such period), by reason of a pending appeal or otherwise, shall not be in effect.
(g) The Borrower or any of its Subsidiaries shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for any such Person or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing.
(h) An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or any such Person’s debts, or any substantial part of any such Person’s assets, under any Debtor Relief Law or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any of its Subsidiaries or for a substantial part of any such Person’s assets, and in any such case, such proceeding or petition shall remain undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered.
(i) The Borrower or any of its Subsidiaries shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts generally as they become due.
(j) Any Change of Control shall occur or exist.
(k) Any provision of any Loan Document shall for any reason cease to be valid and binding on, or enforceable against, the Borrower or any Guarantor, or the Borrower or any Guarantor shall so state in writing, or seek to terminate its obligations thereunder.
(l) Any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by the Borrower or any Guarantor, not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents.
(m) (i) An ERISA Event occurs with respect to a Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries under Title IV of ERISA in an aggregate amount in excess of $10,000,000, or (ii) the Borrower or any of its Subsidiaries fails to pay when due, after the expiration of any applicable grace period, any

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installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Plan or Multiemployer Plan in an aggregate amount in excess of $10,000,000.
(n) Any Loan Party or any Subsidiary thereof shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract unless, but only as long as, the existence of any such default is being contested by such Loan Party or any such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower or such Loan Party to the extent required by GAAP, provided that no Default or Event of Default shall arise or exist under this clause (n) if the counterparty to such Material Contract has not declared such Material Contract to be in default or has waived in writing such default.
SECTION 9.2 Remedies. Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall:
(a) Acceleration; Termination of Commitments. Terminate the Aggregate Commitments and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders, the Issuing Lender and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations under the Loan Documents, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate any right of the Borrower to request borrowings or Letters of Credit hereunder; provided that upon the occurrence of an Event of Default specified in Section 9.1(g), (h) or (i), the Aggregate Commitments and any right of the Borrower to request borrowings or Letters of Credit hereunder shall be automatically terminated and all Obligations under the Loan Documents shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.
(b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Secured Obligations on a pro rata basis. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Secured Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrower.
(c) General Remedies. Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Secured Obligations.
SECTION 9.3 Rights and Remedies Cumulative; Non-Waiver; etc.

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(a) The enumeration of the rights and remedies of the Administrative Agent, the Issuing Lender and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent, the Issuing Lender and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent, the Issuing Lender or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent, the Issuing Lender and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.
(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.2 for the benefit of the Secured Parties; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) the Issuing Lender or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Lender or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 11.4 (subject to the terms of Section 4.6), or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.2 and (ii) in addition to the matters set forth in clauses (i), (ii) and (iii) of the preceding proviso and subject to Section 4.6, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
SECTION 9.4 Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 9.2 or the Administrative Agent, the Issuing Lender or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received on account of the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall be applied:
First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Secured Obligations constituting fees (other than Commitment Fees and Letter of Credit fees payable to the Lenders), indemnities and other amounts (other than principal and interest) payable to the Lenders, the Issuing Lender and the Swingline Lender under the Loan Documents, including attorney fees, ratably among the Lenders, the Issuing Lender and the Swingline Lender in proportion to the respective amounts described in this clause Second payable to them;

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Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Commitment Fees, Letter of Credit fees payable to the Lenders and interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements and to Cash Collateralize any L/C Obligations then outstanding, ratably among the Lenders, the Issuing Lender, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth payable to them; and
Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.
Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X for itself and its Affiliates as if a “Lender” party hereto.
SECTION 9.5 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent under Sections 3.3, 4.3 and 11.3) allowed in such judicial proceeding; and
(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 4.3 and 11.3.
SECTION 9.6 Credit Bidding.

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(a) The Administrative Agent, on behalf of the Secured Parties, shall have the right to credit bid and purchase for the benefit of the Secured Parties all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law. Such credit bid or purchase may be completed through one or more acquisition vehicles formed by the Administrative Agent to make such credit bid or purchase and, in connection therewith, the Administrative Agent is authorized, on behalf of itself and the other Secured Parties, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Secured Obligations to any such acquisition vehicle in exchange for equity interests and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable Secured Parties on the basis of the Secured Obligations so assigned by each Secured Party); provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.2.
(b) Each of the Lenders (on behalf of itself and any of its Affiliates that is a Secured Party) and the Issuing Lender hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.
ARTICLE X
THE ADMINISTRATIVE AGENT
SECTION 10.1 Appointment and Authority.
(a) Each of the Lenders (including in its capacity as a potential Hedge Bank or Cash Management Bank) and the Issuing Lender hereby irrevocably designates and appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto (including entering into, on behalf of the Secured Parties, one or more intercreditor and/or subordination agreements with respect to any Junior Financing permitted hereunder). Without limiting the generality of the foregoing, each Secured Party acknowledges that it has received a copy of the Intercreditor Agreement, consents to and authorizes the Administrative Agent’s execution and delivery thereof on behalf of such Secured Party and agrees to be bound by the terms and provisions thereof. Each Secured Party further consents to and authorizes the Administrative Agent’s execution and delivery of any amendments thereto or additional intercreditor or subordination agreements from time to time as contemplated by the terms hereof on behalf of such Secured Party and agrees to be bound by the terms and provisions thereof. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any Subsidiary or Affiliate thereof shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

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(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank or Cash Management Bank) and the Issuing Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article X for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Articles X and XI (including Section 11.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
SECTION 10.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 10.3 Exculpatory Provisions.
(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries or Affiliates that is communicated to or

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obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.2 and Section 9.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.
(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
SECTION 10.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 10.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub‑agents.

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SECTION 10.6 Resignation of Administrative Agent.
(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b) With effect from the Resignation Effective Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or the Collateral Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent or the Collateral Agent shall continue to hold such collateral security until such time as a successor Administrative Agent or Collateral Agent is appointed) and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
(c) Any resignation by Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (ii) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.
SECTION 10.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this

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Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 10.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, bookrunners, lead managers, arrangers, lead arrangers or co-arrangers listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.
SECTION 10.9 Collateral and Guaranty Matters.
(a) Each of the Lenders (including in its or on behalf of any of its Affiliates in its capacity as a potential Hedge Bank or Cash Management Bank) irrevocably authorize the Administrative Agent and the Collateral Agent, at its option and in its discretion:
(i) to release any Lien on any Collateral granted to or held by the Administrative Agent or the Collateral Agent, for the ratable benefit of the Secured Parties, under any Loan Document (A) upon the termination of the Aggregate Commitments and payment in full of all Secured Obligations (other than (1) contingent indemnification obligations and (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender shall have been made), (B) that is Disposed of or to be Disposed of as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, or (C) if approved, authorized or ratified in writing in accordance with Section 11.2;
(ii) to subordinate any Lien on any Collateral granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien permitted by Section 8.3(d); and
(iii) to release any Guarantor from its obligations under any Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 10.9. In each case as specified in this Section 10.9, the Administrative Agent or the Collateral Agent, as applicable, will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 10.9. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an asset disposition permitted pursuant to this Agreement, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any person.
(b) The Administrative Agent and the Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or

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collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent or the Collateral Agent be responsible or liable to any Lender or the Issuing Lender for any failure to monitor or maintain any portion of the Collateral.
SECTION 10.10 Secured Hedge Agreements and Secured Cash Management Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 9.4 or any Collateral by virtue of the provisions hereof or of any Guaranty Agreement or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Cash Management Agreements and Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
ARTICLE XI
MISCELLANEOUS
SECTION 11.1 Notices.
(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
If to the Borrower:
MGP Ingredients, Inc.
100 Commercial Street
P.O. Box 130
Atchison, Kansas 66002
Attention of: Brandon Gall
Telephone No.: (###) ###-####
Facsimile No.: (913) 360-5736
E-mail: ############@mgpingredients.com

With a copy to (which shall not constitute notice):
Stinson, LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106
Attention: Mark Ovington
Facsimile No.: (816) 412-8148
E-mail: ############@stinson.com

If to Wells Fargo as Administrative Agent:
Wells Fargo Bank, National Association

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MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, NC 28262
Attention of: Syndication Agency Services
Telephone No.: (###) ###-####
Facsimile No.: (844) 879-5899
With copies to:
Wells Fargo Bank, National Association
1100 Abernathy Road, Suite 1130
MAC G0189-112
Sandy Springs, Georgia 30328
Attention: Ken Washington
Telephone No.: (###) ###-####
Facsimile No.: (470) 307-4482
E-mail: ############@wellsfargo.com

If to any Lender:

To the address of such Lender set forth on the Register with respect to deliveries of notices and other documentation that may contain material non-public information.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b). Notwithstanding the foregoing, notices, requests and demands related to borrowing requests, Loan repayments or other matters relating to the ordinary course administration of the Loans need not be delivered to any legal counsel noted above.
(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender pursuant to Article II or III if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

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(c) Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.
(d) Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(e) Platform.
(i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Issuing Lender and the Lenders by posting the Borrower Materials on the Platform.
(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Internet (including, without limitation, the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Loan Party, any Lender, the Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).
(f) Private Side Designation. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Applicable Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Applicable Laws.
SECTION 11.2 Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower or the applicable Loan Party, as the case may be; provided that no amendment, waiver or consent shall:

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(a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.2) or increase the amount of Loans of any Lender, in any case, without the written consent of such Lender;
(b) waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;
(c) reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clauses (iv) and (vi) of the second proviso to this Section) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to waive or reduce any obligation of the Borrower to pay interest at the rate set forth in Section 4.1(c) during the continuance of an Event of Default or (ii) to amend any financial covenant hereunder (or any defined term used therein), or to waive any Default or Event of Default resulting from the breach of any financial or other covenant hereunder, even if the effect of such amendment or waiver would be to reduce the rate of interest on any Loan or L/C Obligation or to reduce any fee payable hereunder;
(d) change Section 4.6 or Section 9.4 in a manner that would alter the pro rata sharing of payments or order of application required thereby without the written consent of each Lender directly and adversely affected thereby;
(e) change any provision of this Section or reduce the percentage specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly and adversely affected thereby;
(f) consent to the assignment or transfer by any Loan Party of such Loan Party’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 8.4), in each case, without the written consent of each Lender;
(g) release (i) all of the Guarantors or (ii) Guarantors comprising substantially all of the credit support for the Secured Obligations, in any case, from the Guaranty Agreement (other than as authorized in Section 10.9), without the written consent of each Lender; or
(h) release all or substantially all of the Collateral or terminate any Security Document (other than as authorized in Section 10.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;
provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above, affect the rights or duties of the Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (v) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan

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Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error, ambiguity, defect or inconsistency or omission of a technical or immaterial nature in any such provision; and (vi) the Administrative Agent may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 4.8(c) in accordance with the terms of Section 4.8(c). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 11.2) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 2.7 (including, without limitation, as applicable, (1) to permit the Revolving Credit Increases to share ratably in the benefits of this Agreement and the other Loan Documents and (2) to include the Revolving Credit Increase and outstanding Revolving Credit Increase in any determination of (i) Required Lenders or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Commitment Percentage, in each case, without the written consent of such affected Lender.
SECTION 11.3 Expenses; Indemnity.
(a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims), damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any Guarantor), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other

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Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Claim related in any way to the Borrower, any Subsidiary or any other Loan Party, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, any Subsidiary or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable and documented attorneys’ and consultant’s fees; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) result from a claim brought by the Borrower or any Subsidiary against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Subsidiary has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Commitment Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), Issuing Lender or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 4.7.
(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

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(e) Payments. All amounts due under this Section shall be payable within ten (10) days after demand therefor.
(f) Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations thereunder.
SECTION 11.4 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender or the Swingline Lender or any of their respective Affiliates, irrespective of whether or not such Lender, the Issuing Lender, the Swingline Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender, the Issuing Lender, the Swingline Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 9.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, the Swingline Lender and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender, the Swingline Lender or their respective Affiliates may have. Each of the Lenders, the Issuing Lender and the Swingline Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 11.5 Governing Law; Jurisdiction, Etc.
(a) Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
(b) Submission to Jurisdiction. The Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Lender, the Swingline Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action,

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litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender, any Issuing Lender or the Swingline Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.
(c) Waiver of Venue. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
SECTION 11.6 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 11.7 Reversal of Payments. To the extent any Loan Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Secured Parties or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.
SECTION 11.8 Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
SECTION 11.9 Successors and Assigns; Participations.
(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted

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hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i) Minimum Amounts.
(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);
(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned;
(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

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(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C) the consents of the Issuing Lender and the Swingline Lender shall be required for any assignment.
(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Subsidiaries or Affiliates or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lender, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.8, 4.9, 4.10, 4.11 and 11.3 with respect to facts and circumstances occurring prior to the effective date of

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such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section (other than a purported assignment to a natural Person or the Borrower or any of the Borrower’s Affiliates, which shall be null and void).
(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.
(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.3(c) with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in the first proviso to Section 11.2 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.9, 4.10 and 4.11 (subject to the requirements and limitations therein, including the requirements under Section 4.11(g) (it being understood that the documentation required under Section 4.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 4.12 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 4.10 or 4.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 4.12(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be

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entitled to the benefits of Section 11.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 4.6 as though it were a Lender.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 11.10 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any Secured Hedge Agreement or Secured Cash Management Agreement, or any action or proceeding relating to this Agreement, any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Revolving Credit Facility; (h) with the consent of the Borrower, (i) to Gold Sheets and other similar bank trade publications and bank market data collectors, such information to consist of deal terms and other information customarily found in such publications, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower or (k) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for

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the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates. For purposes of this Section, “Information” means all information received from any member of the Consolidated Group relating to such Person or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by any member of the Consolidated Group; provided that, in the case of information received from any member of the Consolidated Group after the date hereof, such information (other than information delivered pursuant to Section 7.2(c) or (d)) is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 11.11 Performance of Duties. Each of the Loan Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Loan Party at its sole cost and expense.
SECTION 11.12 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the credit facility established hereunder has not been terminated.
SECTION 11.13 Survival.
(a) All representations and warranties set forth in Article VI and all representations and warranties contained in any certificate or in any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.
(b) Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent, the Lenders and the other Indemnitees are entitled under the provisions of this Article XI and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent, the Lenders and the other Indemnitees against events arising after such termination as well as before.
SECTION 11.14 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.
SECTION 11.15 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any provision is held to be so prohibited or unenforceable in any jurisdiction, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in such jurisdiction (subject to the approval of the Required Lenders).

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SECTION 11.16 Counterparts; Integration; Effectiveness; Electronic Execution.
(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Issuing Lender, the Swingline Lender and/or the Arrangers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 11.17 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification or similar obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have expired, been terminated or been Cash Collateralized and the Aggregate Commitments have expired or been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.
SECTION 11.18 USA PATRIOT Act; Anti-Money Laundering Laws. The Administrative Agent and each Lender subject to the PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act or any other Anti-Money Laundering Laws, each of them is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the PATRIOT Act or such Anti-Money Laundering Laws.
SECTION 11.19 Independent Effect of Covenants. The Borrower expressly acknowledges and agrees that each covenant contained in Articles VII or VIII shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VII or VIII, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VII or VIII.
SECTION 11.20 Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents or the Guaranty Agreement which imposes additional burdens on any member of the Consolidated Group or further restricts the rights of any member of the Consolidated Group or gives the Administrative Agent or Lenders additional rights shall

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not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.
SECTION 11.21 Keepwell. The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Guarantor as may be needed by such Guarantor from time to time to honor all of its obligations under the Guaranty Agreement and the other Loan Documents to which it is a party in respect of Swap Obligations that would, in absence of the agreement in this Section 11.21, otherwise constitute Excluded Swap Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Borrower’s obligations and undertakings under this Section 11.21 voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Borrower under this Section 11.21 shall remain in full force and effect until the Secured Obligations (other than indemnity and similar obligations that are not then due and payable) have been indefeasibly paid and performed in full and the Aggregate Commitments have been terminated. The Borrower intends this Section 11.21 to constitute, and this Section 11.21 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Guarantor for all purposes of the Commodity Exchange Act.
SECTION 11.22 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b) the effects of any Bail-in Action on any such liability, including, if applicable
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
SECTION 11.23 Certain ERISA Matters.
(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into,

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participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments;
(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, any Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
SECTION 11.24 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

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(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b) As used in this Section 11.24, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.
BORROWER:
MGP INGREDIENTS, INC., as Borrower
By: /s/ Brandon Gall
Name: Brandon Gall
Title: Chief Financial Officer
MGP Ingredients, Inc.
Credit Agreement
Signature Page

ADMINISTRATIVE AGENT, ISSUING LENDER AND LENDERS:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:/s/ Ken Washington
Name: Ken Washington
Title: Senior Vice President

MGP Ingredients, Inc.
Credit Agreement
Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Swingline Lender, Issuing Lender and a Lender
By:/s/ Ken Washington
Name: Ken Washington
Title: Senior Vice President

MGP Ingredients, Inc.
Credit Agreement
Signature Page

TRUIST BANK, as a Lender
By:/s/ David J. Sharp
Name: David J. Sharp
Title: Director

MGP Ingredients, Inc.
Credit Agreement
Signature Page

AGCOUNTRY FARM CREDIT SERVICES, FLCA, as a Lender
By:/s/ Lisa Caswell
Name: Lisa Caswell
Title: Vice President

MGP Ingredients, Inc.
Credit Agreement
Signature Page

COMPEER FINANCIAL, PCA, as a Lender
By:/s/ Daniel J. Best
Name: Daniel J. Best
Title: Director, Capital Markets

MGP Ingredients, Inc.
Credit Agreement
Signature Page

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender
By:/s/ Ben Dodd
Name: Ben Dodd
Title: Senior Vice President

MGP Ingredients, Inc.
Credit Agreement
Signature Page

Schedule 2.1
Commitments and Commitment Percentages

Lender	Commitment	Commitment Percentage
Wells Fargo Bank, National Association	$ 85,000,000.00	28.333333333%
Truist Bank	$ 80,000,000.00	26.666666667%
AgCountry Farm Credit Services, FLCA	$ 45,000,000.00	15.000000000%
Compeer Financial, PCA	$ 45,000,000.00	15.000000000%
Fifth Third Bank, National Association	$ 45,000,000.00	15.000000000%
Total	$300,000,000.00	100.000000000%

Schedule 6.11
Environmental Matters

1.A chemical release occurred at the Company's Atchison facility on October 21, 2016, which resulted in emissions venting into the air. The Company reported the event to the EPA, the Occupational, Safety, and Health Administration ("OSHA"), and to Kansas and local authorities on that date. The Company has resolved the EPA and OSHA investigations. On May 29, 2019, federal charges for alleged violations of the Clean Air Act related to the Atchison Chemical Release were filed against the Company, along with another unaffiliated company. As of October 28, 2019, the Company has reached a plea agreement with the Department of Justice pertaining to a negligent Clean Air Act violation pursuant to which the Company agreed, among other things, to a fine in the amount of $1,000,000. The Company is awaiting sentencing in the matter. Private plaintiffs have initiated, and additional private plaintiffs may initiate, legal proceedings for damages resulting from the emission, but the Company is currently unable to reasonably estimate the amount of any such damages that might result. The Company's insurance is expected to provide coverage of any damages to private plaintiffs, subject to a deductible of $250,000 but certain regulatory fines or penalties may not be covered and there can be no assurance to the amount or timing of possible insurance recoveries if ultimately claimed by the Company. There was no significant damage to the Company's Atchison plant as a result of this incident. No other MGP facilities, including the distillery in Lawrenceburg, Indiana, were affected by this incident.

Notes: For purposes of this Schedule 6.11, the term "Company" refers to MGP Ingredients, Inc. and its subsidiaries. Disclosure of any item above is made out of an abundance of caution, and does not necessarily imply that any such item is material or could have or result in a Material Adverse Effect.

Schedule 6.12

Real Property
(Collateral Locations)

Owned:

Loan Party	Collateral Locations
MGP Ingredients, Inc.	100 Commercial, Atchison, Kansas
MGPI Processing, Inc.	100 Commercial, Atchison, Kansas 101 Commercial, Atchison, Kansas 200 Commercial, Atchison, Kansas 1100 Main Street, Atchison, Kansas 1200 Main Street, Atchison, Kansas 1300 Main Street, Atchison, Kansas
MGPI of Indiana, LLC	7 Ridge Avenue, Lawrenceburg, Indiana 400 Helton Road, Williamstown, Kentucky 924 S Meridian Street, Sunman, Indiana

Leased:

Loan Party	Collateral Locations
MGPI Processing, Inc.	8801 Renner Avenue, Lenexa, Kansas
MGPI Processing, Inc.	Lanter Distributing 9000 NE Underground Dr, Kansas City, MO 64161
MGPI Processing, Inc.	Paris Brothers 8800 NE Underground Dr, Kansas City, MO 64161
MGPI Processing, Inc.	Zumbro River Brand, Inc. 590 W 14th St. Albert Lea, MN 56007
MGPI of Indiana, LLC	Meier's Wine Cellar Inc. 6955 Plainfield Rd., Cincinnati, OH 45236
MGPI Processing, Inc. & MGPI of Indiana, LLC	Crown Valley Distilling 13326 State Route FSTE. Genevieve, MO 63670
MGPI Processing, Inc. & MGPI of Indiana, LLC	Strong Spirits 999 Withrow Ct. Bardstown, KY 40004
MGPI Processing, Inc. & MGPI of Indiana, LLC	LiDestri Spirits 1050 Lee Road, Rochester, NY 14606
MGPI Processing, Inc. & MGPI of Indiana, LLC	Western Carriers - Park Street 8501 Westside Avenue North Bergen, NJ 07047
MGPI Processing, Inc. & MGPI of Indiana, LLC	Western Wine Services -Park Street 1275 Commerce Blvd., American Canyon, CA 94503
MGPI Processing, Inc. & MGPI of Indiana, LLC	State of Iowa – Warehouse 1918 SE Hulsizer Road, Ankeny, IA 50021

MGPI Processing, Inc. & MGPI of Indiana, LLC	State of Ohio – Warehouse 3005 East Kemper Road Cincinnati, OH 45241
MGPI Processing, Inc. & MGPI of Indiana, LLC	State of Oregon – Warehouse 9079 SE McLoughlin Blvd. Portland, OR 97222
MGPI Processing, Inc. & MGPI of Indiana, LLC	State of Montana – Warehouse 2517 Airport Road, Helena, MT 59601

Other Collateral Locations
ICP, 1301 Front Street, Pekin, IL 61555
MO - KAN Underground, 6675 Sherman Rd., Atchison, KS 66002
Reckitt Benckiser, 799 Route 206, Belle Meade, NJ 08502
Cone Solvents, 6185 Cockrill Bend Circle, Nashville, TN 37209
Frontier Logistics Services, 1830 Linder Industrial Drive, Nashville, TN 37209

Schedule 6.13

Employee Relations

MGPI Processing, Inc. and United Food & Commercial Workers Union, Local #74D	Atchison, KS	Effective 9/16/2019 Expires 8/31/2024
MGPI of Indiana, LLC and United Food & Commercial Workers Union, Local #13D	Lawrenceburg, IN	Effective 1/1/2018 Expires 12/31/2022

Schedule 6.18

Subsidiaries

Name of Subsidiary	Authorized Shares	Number of Shares/ Units Issued	% of Outstanding Shares/Units directly owned by MGP Ingredients, Inc.
MGPI Processing, Inc.	common stock: 1,000 shares of with no par value	1,000	100%
	preferred stock: 10 shares with par value of $10.00	10	100%
MGPI Pipeline, Inc.	common stock: 100,000 shares with par value of $1.00	5,000 shares	100%
MGPI of Indiana, LLC	membership units	single member LLC	100%
Thunderbird Real Estate Holdings, LLC	membership units	single member LLC	100% owned by MGPI Processing, Inc.
MGP Distilling, LLC	membership units	single member LLC	100% owned by MGPI Processing, Inc.

Schedule 6.22

Material Contracts

1. Senior Note Purchase Agreement.

2. Grain Supply Agreement, dated December 22, 2014, between MGPI Processing, Inc. and
Bunge Milling, Inc., as amended pursuant to an Amendment to Grain Supply Agreement dated July 28, 2017.

3. Grain Supply Agreement, dated January 1, 2015, between MGPI of Indiana, LLC and
Consolidated Grain and Barge, as amended pursuant to an Amendment to Grain Supply
Agreement dated April 13, 2017.

4. Supply Agreement, dated July 10, 2015 between Ardent Mills, LLC and MGPI
Processing, Inc.

5. Distillate Supply Agreement, dated July 1, 2019, between Diageo Americas Supply, Inc.
and MGPI of Indiana, LLC.

Schedule 8.2

Existing Indebtedness

1. Aircraft financing Indebtedness of MGPI Pipeline, Inc. due U.S. Bank National
Association, acting through its division, U.S. Bank Equipment Finance, in an outstanding principal amount not to exceed $1.2 million. The aircraft is owned by MGPI Pipeline,
Inc. and is leased by it to MGPI Processing, Inc. Indebtedness guaranteed by the
Borrower.

2. To the extent constituting Indebtedness, the obligations secured by or related to the equipment lease or purchase-money financing statements described in Schedule 8.3.

Schedule 8.3

Existing Liens

Liens evidenced by the UCC financing statements listed below:

1.Debtor – MGP Ingredients, Inc. (f/k/a MGPI Holdings, Inc.)

None.

2.Debtor – MGPI Processing, Inc. (f/k/a MGP Ingredients, Inc., Midwest Grain Products, Inc. and Midwest Solvents Company, Inc.)

Jurisdiction	UCC Number	Filing Date	Secured Party	Collateral*
Kansas	5729033 (originally filed against MGP Ingredients, Inc. as debtor)	2004-01-22	Winthrop Resources Corporation	Lease Agreement No. MG011204, Schedule #001
	70621029 - Continuation	2009-01-05
	7037542 - Continuation	2013-10-28
	115689101 - Continuation	2018-11-30
Kansas	6172803 (originally filed against MGP Ingredients, Inc. as debtor)	2006-06-05	Winthrop Resources Corporation	Lease Agreement No. MG011204, Schedule #B02
	70933721 - Continuation	2011-04-27
	72203743 - Continuation	2016-04-28
Kansas	6395701 (originally filed against MGP Ingredients, Inc. as debtor)	2007-08-07	Winthrop Resources Corporation	Lease Agreement No. MG011204, Schedule #003R
	71210871 - Continuation	2012-07-27
	72522266 - Continuation	2017-07-12
Kansas	6502512 (originally filed against MGP Ingredients, Inc. as debtor)	2008-06-25	Winthrop Resources Corporation	Lease Agreement No. MG011204, Schedule #005R
	71348788 - Continuation	2013-02-13
	72790509 - Continuation	2018-06-22

Kansas	6538847 (originally filed against MGP Ingredients, Inc. as debtor)	2008-10-23	Winthrop Resources Corporation	Lease Agreement No. MG011204, Schedule #006R
	7005762 - Continuation	2013-06-21
	115593857 - Continuation	2018-10-18
Kansas	6812317 (originally filed against MGP Ingredients, Inc. as debtor)	2011-07-01	U.S. Bancorp Equipment Finance, Inc.	Master Lease Agreement dated 06/28/11, specific assets
	72171262 - Continuation	2016-03-18
Kansas	72498376	2017-06-07	Canon Financial Services, Inc.	Specific equipment
Kansas	103482289	2015-05-27	Deere Credit, Inc.	Specific equipment
Kansas	72021434	2015-08-11	General Electric Credit Corporation of Tennessee	Specific equipment
Kansas	7191224	2015-11-12	U.S. Bank National Association acting through its division U.S. Bank Equipment Finance [Assignor secured party is MGPI Pipeline, Inc.]	One Cessna aircraft, two aircraft engines, and related items, agreements, contracts, chattel paper, etc.
Kansas	7191489	2015-11-12	Harcros Chemicals Inc.	Bulk Storage Equipment
Kansas	072237675	2016-06-09	CSI Leasing, Inc.	Specific equipment
Kansas	72220861	2016-05-19	Wells Fargo Vendor Financial Services, LLC	Specific equipment
Kansas	72569259	2017-09-15	CT Corporation System, as Representative	Master Lease 242997, Equipment Schedule 8
	7387251 - Assignment	2018-02-23	BOK Financial Equipment Financing, Inc.
	7389620 - Amendment	2018-03-06		Amend to more fully describe equipment/collateral
Kansas	115320897	2018-07-11	Wells Fargo Vendor Financial Services, LLC	Specific equipment
Kansas	115642647	2018-11-07	CT Corporation System, as Representative	Master Lease 242997, Equipment Schedule 11
	116054982 - Assignment	2019-04-25	BOK Financial Equipment Finance, Inc.

Kansas	6538847 (originally filed against MGP Ingredients, Inc. as debtor)	2008-10-23	Winthrop Resources Corporation	Lease Agreement No. MG011204, Schedule #006R
	7005762 - Continuation	2013-06-21
	115593857 - Continuation	2018-10-18
Kansas	6812317 (originally filed against MGP Ingredients, Inc. as debtor)	2011-07-01	U.S. Bancorp Equipment Finance, Inc.	Master Lease Agreement dated 06/28/11, specific assets
	72171262 - Continuation	2016-03-18
	116055658 - Amendment	2019-04-25		Additional collateral added under Master Lease 242997, Equipment Schedule 11
Kansas	115642654	2018-11-07	CT Corporation System, as Representative	Master Lease 242997, Equipment Schedule 10
	116018649 - Assignment	2019-04-11	BOK Financial Equipment Finance, Inc.
	116021304 - Amendment	2019-04-12		Amend to more fully describe equipment/collateral

* See related UCC financing statement for complete collateral description

3.Debtor – MGPI Pipeline, Inc. (f/k/a Midwest Grain Pipeline, Inc.)

Jurisdiction	UCC Number	Filing Date	Secured Party	Collateral*
Kansas	72086031	2015-11-11	U.S. Bank National Association acting through its division U.S. Bank Equipment Finance	One Cessna aircraft, two aircraft engines, and related items, agreements, contracts, chattel paper, etc.

* See related UCC financing statement for complete collateral description

4. Debtor – MGPI of Indiana, LLC (f/k/a Firebird Acquisitions, LLC)
None.
5. Debtor – Thunderbird Real Estate Holdings, LLC
None.
6. Debtor – MGP Distilling, LLC
None.

Schedule 8.6

Existing Investments

1. Investments by the Borrower in its Subsidiaries.

EXHIBIT A
to
Credit Agreement
dated as of February 14, 2020
by and among
MGP Ingredients, Inc.,
as Borrower,
the lenders from time to time party thereto,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent,
Swingline Lender and Issuing Lender

FORM OF NOTE

NOTE
        __________, 20___

FOR VALUE RECEIVED, MGP INGREDIENTS, INC., a Kansas corporation (the “Borrower”), promises to pay to _______________ (the “Lender”) or its registered assigns, at the place and times provided in the Credit Agreement referred to below, the unpaid principal amount of each Loan made by the Lender from time to time pursuant to that certain Credit Agreement, dated as of February 14, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. Any amounts not paid in full when due hereunder shall bear interest and be paid as set forth in the Credit Agreement.
This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty Agreement, and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

[Signature page follows.]

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

MGP INGREDIENTS, INC.

By:
Name:
Title:

EXHIBIT B
to
Credit Agreement
dated as of February 14, 2020
by and among
MGP Ingredients, Inc.,
as Borrower,
the lenders from time to time party thereto,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent,
Swingline Lender and Issuing Lender

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

Dated as of: _____________, 20__

Wells Fargo Bank, National Association,
as Administrative Agent
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention: Syndication Agency Services
Telephone No.: (###) ###-####

Wells Fargo Bank, National Association
1100 Abernathy Road, Suite 1130
MAC G0189-112
Sandy Springs, Georgia 30328
Attention: Ken Washington
Facsimile No.: (470) 307-4482
E-mail: ############@wellsfargo.com

Ladies and Gentlemen:

This Notice of Borrowing is delivered to you pursuant to Section 2.3 of the Credit Agreement dated as of February 14, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among MGP Ingredients, Inc., a Kansas corporation (the “Borrower”), the lenders from time to time party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
1. The Borrower hereby requests [a Revolving Credit Borrowing] [a Swingline Borrowing] in the principal amount of $___________ (complete with an amount in accordance with Section 2.3 of the Credit Agreement).
2. The Borrower hereby requests that such Borrowing be made on the following Business Day: _____________________. (Complete with a Business Day in accordance with Section 2.3 of the Credit Agreement).
3. [The Borrower hereby requests that such Borrowing be a Borrowing of [Base Rate Loans] [LIBOR Rate Loans]].
4. In the case of a Borrowing of LIBOR Rate Loans, the Borrower hereby requests that such Borrowing be made with the following Interest Period(s):

Portion of Borrowing	Interest Period
$[__________________]
$[__________________]
1 Only applicable for Revolving Credit Borrowings. All Swingline Borrowings are Base Rate Loans.

5. The aggregate principal amount of all Loans and L/C Obligations outstanding as of the date hereof (including the Loan(s) requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.
6. All of the conditions applicable to the Borrowing requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Borrowing.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the day and year first written above.
MGP INGREDIENTS, INC.

By:
Name:
Title:

EXHIBIT C
to
Credit Agreement
dated as of February 14, 2020
by and among
MGP Ingredients, Inc.,
as Borrower,
the lenders from time to time party thereto,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent,
Swingline Lender and Issuing Lender

FORM OF NOTICE OF ACCOUNT DESIGNATION

NOTICE OF ACCOUNT DESIGNATION

Dated as of: _________, 20__

Wells Fargo Bank, National Association,
as Administrative Agent
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention: Syndication Agency Services
Telephone No.: (###) ###-####

Wells Fargo Bank, National Association
1100 Abernathy Road, Suite 1130
MAC G0189-112
Sandy Springs, Georgia 30328
Attention: Ken Washington
Facsimile No.: (470) 307-4482
E-mail: ############@wellsfargo.com

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you pursuant to Section 2.3(b) of the Credit Agreement dated as of February 14, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among MGP Ingredients, Inc., a Kansas corporation (the “Borrower”), the lenders from time to time party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
1. The Administrative Agent is hereby authorized to disburse all Loan proceeds payable to the Borrower into the following account of the Borrower, as applicable:
MGP Ingredients, Inc.

____________________________
ABA Routing Number: _________
Account Number: _____________

2. This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.
[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the day and year first written above.

MGP INGREDIENTS, INC.

By:
Name:
Title:

EXHIBIT D
to
Credit Agreement
dated as of February 14, 2020
by and among
MGP Ingredients, Inc.,
as Borrower,
the lenders from time to time party thereto,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent,
Swingline Lender and Issuing Lender

FORM OF NOTICE OF PREPAYMENT

NOTICE OF PREPAYMENT

Dated as of: _____________, 20__

Wells Fargo Bank, National Association,
as Administrative Agent
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention: Syndication Agency Services
Telephone No.: (###) ###-####

Wells Fargo Bank, National Association
1100 Abernathy Road, Suite 1130
MAC G0189-112
Sandy Springs, Georgia 30328
Attention: Ken Washington
Facsimile No.: (470) 307-4482
E-mail: ############@wellsfargo.com

Ladies and Gentlemen:
This Notice of Prepayment is delivered to you pursuant to Section 2.4(c) of the Credit Agreement dated as of February 14, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among MGP Ingredients, Inc., a Kansas corporation (the “Borrower”), the lenders from time to time party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
1. The Borrower hereby provides notice to the Administrative Agent that the Borrower shall repay: [check each applicable box]
        a Swingline Borrowing
        a Revolving Credit Borrowing
2. The Borrowing(s) or portion(s) thereof to be prepaid are as follows:

Borrowing	Type	Interest Period (if applicable)	Principal Amount
[Revolving Credit][Swingline]	[Base Rate][LIBOR]		$[__________]

3. The Borrower shall repay the above-referenced Borrowing(s) on the following Business Day: _______________. (Complete with a date no earlier than (i) the same Business Day as of the date of this Notice of Prepayment, with respect to any Borrowing of Swingline Loans or Base Rate Loans and

(ii) three (3) Business Days subsequent to date of this Notice of Prepayment with respect to any Borrowing of LIBOR Rate Loans.)
[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the day and year first written above.

MGP INGREDIENTS, INC.

By:
Name:
Title:

EXHIBIT E
to
Credit Agreement
dated as of February 14, 2020
by and among
MGP Ingredients, Inc.,
as Borrower,
the lenders from time to time party thereto,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent,
Swingline Lender and Issuing Lender

FORM OF NOTICE OF CONVERSION/CONTINUATION

NOTICE OF CONVERSION/CONTINUATION

Dated as of: _____________, 20__

Wells Fargo Bank, National Association,
as Administrative Agent
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention: Syndication Agency Services
Telephone No.: (###) ###-####

Wells Fargo Bank, National Association
1100 Abernathy Road, Suite 1130
MAC G0189-112
Sandy Springs, Georgia 30328
Attention: Ken Washington
Facsimile No.: (470) 307-4482
E-mail: ############@wellsfargo.com

Ladies and Gentlemen:
This Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 4.2 of the Credit Agreement dated as of February 14, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among MGP Ingredients, Inc., a Kansas corporation (the “Borrower”), the lenders from time to time party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
1. This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)
        Converting all or a portion of a Borrowing of Base Rate Loans into LIBOR Rate Loans

Outstanding principal balance: $______________
Principal amount to be converted: $______________
Requested effective date of conversion: _______________
Requested new Interest Period: _______________

        Converting all or a portion of a Borrowing of LIBOR Rate Loans into Base Rate Loans

Outstanding principal balance: $______________
Principal amount to be converted: $______________
Last day of the current Interest Period: _______________
Requested effective date of conversion: _______________

        Continuing all or a portion of a Borrowing of LIBOR Rate Loans as LIBOR Rate Loans

Outstanding principal balance: $______________
Principal amount to be continued: $______________
Last day of the current Interest Period: _______________
Requested effective date of continuation: _______________
Requested new Interest Period: _______________

2. The aggregate principal amount of all Loans and L/C Obligations outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.

MGP INGREDIENTS, INC.

By:
Name:
Title:

EXHIBIT F
to
Credit Agreement
dated as of February 14, 2020
by and among
MGP Ingredients, Inc.,
as Borrower,
the lenders from time to time party thereto,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent,
Swingline Lender and Issuing Lender

FORM OF COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE
Statement Date: _____________, 20___
To: Wells Fargo Bank, National Association, as Administrative Agent
The undersigned, a Responsible Officer of MGP Ingredients, Inc., a Kansas corporation (the “Borrower”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:
1. This Compliance Certificate is delivered to you pursuant to Section 7.3(c) of the Credit Agreement dated as of February 14, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the lenders from time to time party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
[Use following paragraph 2 for fiscal year-end financial statements]
2. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 7.3(a) of the Credit Agreement for the fiscal year of the Consolidated Group ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 2 for fiscal quarter-end financial statements]
2. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.3(b) of the Credit Agreement for the fiscal quarter of the Consolidated Group ended as of the above date. Such consolidated financial statements fairly present in all material respects the financial condition of the Consolidated Group on a consolidated basis as of their respective dates and the results of operations of the Consolidated Group for the respective periods then ended, subject to normal year end adjustments and the absence of footnotes.
3. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.
4. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all of its obligations under the Loan Documents, and
[select one:]
[to the best knowledge of the Borrower, during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to them.]
--or--
[the following covenants or conditions have not been performed or observed and the following is a list of each such default and its nature and status:]

4. The representations and warranties contained in Article VI of the Credit Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects (except to the extent already subject to a materiality standard in which case such representation or warranty shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in Section 6.5 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) or (b), as applicable, of Section 7.3 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.
5. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.
6. Attached hereto as Schedule 3 is a list of all Subsidiaries that are Immaterial Subsidiaries as of the date of this certificate and calculations showing compliance with the definition of “Immaterial Subsidiary” and Section 7.9 of the Credit Agreement.
[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the day and year first written above.

MGP INGREDIENTS, INC.

By:
Name:
Title:

Schedule 1
to
Compliance Certificate

[See attached.]

Schedule 2
to
Compliance Certificate

CONSOLIDATED LEVERAGE RATIO EXHIBIT

I. Consolidated Funded Indebtedness:  $_______________

II. Consolidated EBITDA:

        (A) Consolidated Net Income $_______________
        (B) + income taxes (whether federal, state, local or otherwise) $_______________
        (C) + Consolidated Interest Expense  $_______________
        (D) + depreciation and amortization $_______________
        (E) + other non-cash charges (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future) $_______________
        (F) - non-cash gains or non-cash items increasing Consolidated
         Net Income. $_______________
        (G) = Consolidated EBITDA $_______________

Consolidated Leverage Ratio = Line I ÷ Line II(G): _____ to 1.00

Maximum permitted Total Leverage Ratio is:  3.50 to 1.00

The Applicable Margin is to be calculated at Tier ___.

		Applicable Margin
Tier	Consolidated Leverage Ratio	LIBOR Rate Loans	Base Rate Loans	Commitment Fee
I	Less than 2.00 to 1.00	1.000%	0.000%	0.150%
2 Consolidated EBITDA shall be calculated giving pro forma effect to any Material Acquisition and any Material Disposition that occurs during the applicable period as if such transaction occurred on the first day of such period in accordance with Section 1.9 of the Credit Agreement.
3 provided that if the aggregate consideration paid in connection with any Permitted Acquisition, when taken together with the aggregate consideration for any previous Permitted Acquisitions since the Closing Date, is in excess of $100,000,000, then the Borrower shall have the right to elect to increase the maximum permitted Consolidated Leverage Ratio required to be maintained by Section 8.1(a) of the Credit Agreement to 4.00 to 1.00 during the fiscal quarter in which such acquisition is consummated (the “Trigger Quarter”) and each of the following three fiscal quarters following the Trigger Quarter (such period, the “Elevated Ratio Period”) so long as (a) there is at least one fiscal quarter end after the end of each Elevated Ratio Period at which the Consolidated Leverage Ratio is less than or equal to 3.50 to 1.00, (b) there shall be no more than one Elevated Ratio Period in effect at any given time, (c) there shall be no more than two Elevated Ratio Periods during the term of the Credit Agreement, and (d) the aggregate consideration for the Permitted Acquisition giving rise to the second Elevated Ratio Period must be in excess of $5,000,000. Such election shall be made by the delivery of a written notice by the Borrower to the Administrative Agent making reference to Section 8.1(a) of the Credit Agreement and notifying the Administrative Agent of the Borrower’s exercise of this right on or prior to the date of the actual or required delivery of a Compliance Certificate for the Trigger Quarter.

II	Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	1.250%	0.250%	0.175%
III	Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	1.500%	0.500%	0.200%
IV	Greater than or equal to 3.00 to 1.00, but less than 3.50 to 1.00	1.750%	0.750%	0.225%
V	Greater than or equal to 3.50 to 1.00	2.000%	1.000%	0.250%

CONSOLIDATED FIXED CHARGE COVERAGE RATIO EXHIBIT

I. Cash Flow Available to Pay Fixed Charges: $_______________

        (A) Consolidated EBITDA (Line II(G) to Consolidated Leverage
         Ratio Exhibit) $_______________
        (B) - dividends and distributions by the Borrower to its shareholders $_______________
        (C) - income taxes (whether federal, state, local or otherwise) paid in cash  $_______________
        (D) - Maintenance Capital Expenditures  $_______________
        (E) - share repurchases or other acquisition or retirement of any of the
         Borrower’s Equity Interests or any security convertible into or exchangeable for any of the Borrower’s Equity Interests $_______________
        (F) = Cash Flow Available to Pay Fixed Charges $_______________

II. Consolidated Fixed Charges: $_______________

        (A) Consolidated Interest Expenses $_______________
        (B) + scheduled principal payments of Consolidated Funded
         Indebtedness (other than Loans)  $_______________
        (C) = Consolidated Fixed Charges $_______________

Consolidated Leverage Ratio = Line I(E) ÷ Line II(C): _____ to 1.00

Minimum permitted Consolidated Fixed Charge Coverage Ratio is: 1.25 to 1.00

4 provided that (x) up to $25,000,000 in the aggregate of share repurchases occurring during the period commencing February 27, 2019 and ending on February 27, 2022 and (y) share repurchases and other acquisitions of stock of the Borrower or securities convertible therefor required to be purchased pursuant to employee stock compensation plans consistent with the plans in effect on the Closing Date in an aggregate amount not to exceed (1) $7,500,000 in any period other than the 2019 fiscal year, or (2) $14,200,000 in the 2019 fiscal year, in each case of clauses (x) and (y), shall be excluded from the amounts deducted in clause (a)(v) of this definition.

Schedule 3
to
Compliance Certificate

List of Immaterial Subsidiaries

Subsidiary	Assets of Subsidiary	Total Assets of Borrower and its Subsidiaries	% of Total Assets	Revenue of Subsidiary	Consolidated Revenue of Borrower and its Subsidiaries	% of Consolidated Revenue

EXHIBIT G
to
Credit Agreement
dated as of February 14, 2020
by and among
MGP Ingredients, Inc.,
as Borrower,
the lenders from time to time party thereto,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent,
Swingline Lender and Issuing Lender

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and the parties identified on the Schedules hereto and [the] [each] Assignee identified on the Schedules hereto as “Assignee” or as “Assignees” (collectively, the “Assignees” and each an “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignees][the Assignors] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1. Assignor: [INSERT NAME OF ASSIGNOR]

2. Assignee(s): See Schedules attached hereto

3. Borrower: MGP Ingredients, Inc., a Kansas corporation

4. Administrative Agent: Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5. Credit Agreement: Credit Agreement dated as of February 14, 2020, among MGP Ingredients, Inc., a Kansas corporation, as the Borrower, the lenders from time to time party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender (as amended, restated, supplemented or otherwise modified)

5 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
6 Select as appropriate.
7 Include bracketed language if there are either multiple Assignors or multiple Assignees.

6.  Assigned Interest:  See Schedules attached hereto

[7. Trade Date: ______________]

[Remainder of Page Intentionally Left Blank]

8 To be completed if the Assignor and the Assignees intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: _____________ ___, 2____ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEES

See Schedules attached hereto

[Consented to and] Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Swingline Lender and Issuing Lender

By_________________________________
Title:

[Consented to:]

[MGP INGREDIENTS, INC.]

By________________________________
Title:

9 To be added only if the consent of the Administrative Agent and/or the Swingline Lender and Issuing Lender is required by the terms of the Credit Agreement. May also use a Master Consent.
10 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement. May also use a Master Consent.

SCHEDULE 1
To Assignment and Assumption
By its execution of this Schedule, the Assignee identified on the signature block below agrees to the terms set forth in the attached Assignment and Assumption.
Assigned Interests:

Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number
$	$	%
$	$	%
$	$	%

[NAME OF ASSIGNEE]
[and is an Affiliate/Approved Fund of [identify Lender]]

By:______________________________
Title:

11 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
12 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
13 Set forth, to at least 12 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
14 Add additional signature blocks, as needed.
15 Select as appropriate.

ANNEX 1
to Assignment and Assumption
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee[s]. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.9(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.9(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.3 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the] [any] the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT H-1
to
Credit Agreement
dated as of February 14, 2020
by and among
MGP Ingredients, Inc.,
as Borrower,
the lenders from time to time party thereto,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent,
Swingline Lender and Issuing Lender

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of February 14, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MGP Ingredients, Inc., a Kansas corporation (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Issuing Lender and Swingline Lender.
Pursuant to the provisions of Section 4.11(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By:
        Name:
        Title:

Date: ________ __, 20[___]

EXHIBIT H-2
to
Credit Agreement
dated as of February 14, 2020
by and among
MGP Ingredients, Inc.,
as Borrower,
the lenders from time to time party thereto,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent,
Swingline Lender and Issuing Lender

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of February 14, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MGP Ingredients, Inc., a Kansas corporation (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Issuing Lender and Swingline Lender.
Pursuant to the provisions of Section 4.11(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By:
        Name:
        Title:

Date: ________ __, 20[___]

EXHIBIT H-3
to
Credit Agreement
dated as of February 14, 2020
by and among
MGP Ingredients, Inc.,
as Borrower,
the lenders from time to time party thereto,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent,
Swingline Lender and Issuing Lender

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of February 14, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MGP Ingredients, Inc., a Kansas corporation (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Issuing Lender and Swingline Lender.
Pursuant to the provisions of Section 4.11(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By:
        Name:
        Title:

Date: ________ __, 20[___]

EXHIBIT H-4
to
Credit Agreement
dated as of February 14, 2020
by and among
MGP Ingredients, Inc.,
as Borrower,
the lenders from time to time party thereto,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent,
Swingline Lender and Issuing Lender

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of February 14, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MGP Ingredients, Inc., a Kansas corporation (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Issuing Lender and Swingline Lender.
Pursuant to the provisions of Section 4.11(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By:
        Name:
        Title:

Date: ________ __, 20[___]